UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 31, 2016

EMBER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-13474-NY	01-3341552
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

135 East 57th Street, 24th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 612-4000

American Home Alliance Corporation

706 Orchid Drive, Unit D

Bakersfield, CA 93308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Ember Therapeutics, Inc. (the “Company”) is filing this Amendment No. 2 (this “Amendment No. 2”) to its Current Report on Form 8-K  as originally filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2016, and amended by Amendment No.1 on March 11, 2016 (the “Original Report”), in order to amend certain disclosures in response to comments received from the Staff of the SEC as a result of the Staff’s review of the Original Report. Only Item 2.01 has been amended by this Amendment No. 2.

No changes have been made to the Original Report other than to amend the information as described above. This Amendment No. 2 should be read in conjunction with the Original Report. This Amendment No. 2 speaks as of the date of the Original Report, does not reflect events that may have occurred after the date of the Original Report and does not modify or update in any way the disclosures made in the Original Report, except as required to reflect the revisions discussed above.

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Item 1.01 Entry into a Material Definitive Agreement

The disclosures set forth in Item 2.01 hereof are hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ember Therapeutics, Inc., a private Delaware corporation (“Ember”), and our subsidiary formed for the purposes of the transaction, Ember Merger Sub, Inc. (the “Merger Sub”). Pursuant to the Merger Agreement, Ember merged with and into the Merger Sub, which resulted in Ember becoming our wholly-owned subsidiary (the “Acquisition”). Immediately following the Acquisition, the Merger Sub was merged with and into our Corporation. In connection with this subsequent subsidiary merger, we changed our corporate name to “Ember Therapeutics, Inc.”

In addition, pursuant to the terms and conditions of the Merger Agreement:

  The holders of all of the capital stock of Ember issued and outstanding immediately prior to the closing of the Acquisition exchanged their shares for 37,974,777 newly-issued shares of our common stock. Of these newly-issued shares, 101,261 shares of common stock were issued to Stryker Corporation pursuant to an anti-dilution provision in an agreement among Ember (as successor to Mariel Therapeutics, Inc.), Stryker Corporation and Stryker Biotech L.L.C.
  Several of American Home Alliance Corporation’s pre-Acquisition shareholders have agreed to cancel and return a total of 3,282,277 shares of common stock following the closing of the Acquisition as part of an agreed recapitalization.

  Peter Norman, as the holder of an outstanding promissory note in the approximate amount of $214,616, agreed to accept the issuance of 1,600,000 shares of our common stock in exchange for the note under the terms of a Conversion and Registration Rights Agreement. Pursuant to the Conversion and Registration Rights Agreement, we are required to file a registration statement that includes re-sale of these shares within sixty (60) days of the closing of the Acquisition. Further, Mr. Norman agreed to indemnify and defend us from any liabilities arising prior to Acquisition under the terms of an Indemnity Agreement.

  As a result of the transactions discussed above, following the Acquisition and pending processing of the share cancellations discussed above, there will be approximately 40,000,000 shares of our common stock issued and outstanding.

  Our sole officer and director immediately prior to the Acquisition, David G. Knott, resigned from the board and from all offices.

  Joseph Hernandez, who was the sole director of Ember prior to the Acquisition, was appointed as our new sole director, effective ten (10) days after mailing to shareholders our Schedule 14f-1 regarding the change in our board, which was filed with the Commission and mailed to shareholders of record on January 29, 2016.

  Our board also appointed Joseph Hernandez as our new Executive Chairman, Chief Executive Officer, and Chief Financial Officer. Mr. Hernandez had served in the same capacities as an officer of Ember prior to the Acquisition.

As of the date of the Merger Agreement and currently, there are no material relationships between us or any of our affiliates and Ember, other than with regard to the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

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There were 3,707,500 shares of our common stock outstanding before giving effect to the stock issuances in the Acquisition, the issuance to Mr. Norman under the Conversion and Registration Rights Agreement, and the cancellation of 3,282,277 shares by some of our shareholders. Following these events, and pending processing of the share cancellations discussed above there will be approximately 40,000,000 shares outstanding, including:

Shares	Held by:
37,974,777	former Ember shareholders
425,233	existing shareholders
1,600,000	Peter Norman
40,000,000

The issuance of shares of our common stock to the former holders of Ember’s capital stock in connection with the Acquisition was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was performed in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

Prior to the Acquisition, there were no material relationships between us and Ember, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Following the Acquisition, we intend to carry on the business of Ember as our sole line of business. We have relocated our principal executive offices to 135 East 57th Street, 24th Floor, New York, NY 10022. Our telephone number is now (646) 612-4000.

The Acquisition is being accounted for as a “reverse acquisition,” as the stockholders of Ember possess majority voting control of the company immediately following the Acquisition and now control our board of directors. Ember is deemed to be the accounting acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations of Ember prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of Ember. Our consolidated financial statements after completion of the Acquisition will include the assets and liabilities of both companies, the historical operations of Ember, and our operations from the closing date of the Acquisition. As a result of the issuance of the shares of our common stock pursuant to the Acquisition, a change in control of the Company occurred on February 2, 2016. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Acquisition.

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FORM 10 INFORMATION

BUSINESS

Overview

We are a biopharmaceutical company focused on the clinical application of bone morphogenetic protein-7 (“BMP-7”) and its role in osteoarthritis (“OA”) and organ fibrosis, including chronic kidney disease (“CKD”) and Alport syndrome, as well as metabolic diseases, such as obesity and type 2 diabetes. BMP-7 is a member of a family of proteins discovered in osteoinductive extracts of bone matrix and is a member of the transforming growth factor beta (“TGF-β”) superfamily of proteins. We believe that the use of BMP-7 as a therapeutic product could potentially have a disease modification impact in OA and reduce and reverse organ fibrosis-related diseases such as CKD and Alport syndrome. Because studies have indicated that BMP-7 is capable of promoting the development of brown fat, which, in turn, may positively impact glucose metabolism and insulin sensitivity, we believe that BMP-7 could also be used to treat metabolic diseases.

We do not have any products approved for sale and have not generated any revenue. We expect to incur significant expenses and increase our operating and net losses for the foreseeable future. Since our inception, our operations have been funded primarily by our founder, Joseph Hernandez, as discussed in “Certain Relationships and Related Party Transactions,” and a debt financing by Knight Therapeutics, Inc. (“Knight”). We have devoted substantially all of our resources to acquiring pharmaceutical technologies, raising interim debt financing and assembling a scientific advisory board with expertise in BMP-7 biology and experience in biotechnology and drug development.

Our History

We are a Delaware corporation originally incorporated on January 20, 1987 under the name Imperial Group I, LTD. In March 1991, we changed our name to Ancona Group, Ltd., and on September 30, 1993, we changed our name to American Home Alliance Corporation. Until the consummations of the transactions described below, we were a “shell” company registered under the Exchange Act with no specific business plan or purpose.

On February 2, 2016, Ember merged into a subsidiary of American Home Alliance Corporation, a shell company. As a result of the merger, Ember became the wholly-owned subsidiary American Home Alliance Corporation and subsequently merged with and into American Home Alliance Corporation (such merger, the “American Merger”). Upon the effectiveness of the American Merger, American Home Alliance Corporation’s prior business plan was abandoned and it adopted the business plan of Ember. The transaction was accounted for as a reverse acquisition with Ember as the acquiring party and American Home Alliance Corporation as the acquired party. Accordingly, when we refer to our business and financial information relating to periods prior to the American Merger, we are referring to the business and financial information of Ember, unless otherwise indicated.

Ember was the product of a merger between Mariel Therapeutics, Inc. (“Mariel”) and Ember Therapeutics, Inc. (“Pre-Ember”). Mariel was incorporated in Delaware on May 14, 2014. In June 2014, Mariel entered into an agreement with Stryker Corporation (“Stryker”) and Stryker’s affiliate, Stryker Biotech L.L.C. (“Stryker Biotech”), pursuant to which Mariel acquired certain assets relating to BMP-7, including contract rights, preclinical and clinical data, and more than 450 patents and patent applications related to BMP-7 use, production and manufacturing. Mariel’s operations focused primarily on acquiring know-how, materials and intellectual property rights relating to BMP-7 and developing strategic company plans to develop therapeutic product candidates.

Pre-Ember was originally incorporated on September 22, 2010. Pre-Ember was a development stage company focused primarily on metabolic diseases, including the use of BMP for weight control and as a treatment for insulin resistance and the development of novel subcutaneous delivery formulations for BMP-7.

On March 11, 2015, Mariel acquired 100% of the outstanding shares of Pre-Ember through a merger of Pre-Ember with Mariel’s wholly owned subsidiary, Ember Acquisition Corp. (“Merger Sub”). In exchange, Mariel issued to Third Rock Ventures II, L.P. (“Third Rock”), an entity that held all of Pre-Ember’s outstanding preferred stock, $2,000,000 of 8% convertible notes due March 11, 2018, plus the right to receive certain contingent consideration. Upon the merger of Pre-Ember and Merger Sub, Pre-Ember became a wholly-owned subsidiary of Mariel. In October 2015, Mariel merged with and into Pre-Ember (the “Ember/Mariel Merger”), with Pre-Ember as the surviving entity and thereafter referred to in this Report as “Ember.” For additional information relating to the Ember/Mariel Merger and related transactions, see “Principal Transactions” below.

All references in this Report to “Pre-Ember” refer to Ember Therapeutics, Inc. prior to the merger of Mariel with and into Pre-Ember. All references to “Ember,” “we,” “us,” or “our” in this Report refer to the entity resulting from the Ember/Mariel Merger and, where applicable, the American Merger. Please refer to “Principal Transactions” below for additional information about the transactions described above.

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BMP-7 and Our Market Opportunity

BMP-7

Bone morphogenetic proteins (“BMPs”) are a group of growth factors also known as cytokines and as metabologens. Originally discovered by their ability to induce the formation of bone and cartilage, BMPs are now considered to constitute a group of pivotal morphogenetic signals, orchestrating tissue architecture throughout the body. For example, previous studies have demonstrated that BMP-7 can facilitate effective joint cartilage formation, inhibit and reverse organ fibrosis in the kidney, heart, and lung due to injury or disease, and treat metabolic diseases related to glucose metabolism.

Osteoarthritis (OA)

OA is a chronic, painful, degenerative joint condition that most commonly affects the hips, knees, and hands and often requires long-term treatment to manage acute symptoms and prevent long-term complications. These complications include the destruction of articular cartilage and subchondral bone, bone re-modelling, atrophy of periarticular muscles, capsular stretching, and synovitis in weight-bearing joints. Additional health-related problems associated with OA include emotional stress, fatigue, and impaired sleep, all of which may significantly diminish the quality of a patient’s life. Many patients with OA also commonly experience multiple comorbidities, such as cardiovascular, gastrointestinal, and endocrine disorders.

Approximately 20.7 million people in the United States have some form of OA, and this number is expected to increase to 59 million by 2020. Approximately 13% of adults in the United States have OA, and OA is a leading cause of disability in the elderly. In 2005, the estimated annual cost of productive time of workers in the United States that was lost due to OA exceeded $70 billion. From 1990 to 2000, the incidence of total knee replacements increased 81.5%, with total charges to the United States healthcare system of $148 million. Current treatments for OA include nonsteroidal anti-inflammatory drugs, acetaminophen, intraarticular corticosteroids, intraarticular hyaluronic acid formulations, narcotics and physical therapy. While all of these treatments may alleviate the symptoms associated with OA, there are no medical disease modifying therapies currently available that prevent the progression of cartilage loss or slow down or reverse the underlying disease process.

BMP-7 has the capability to induce repair of a variety of tissues including bone, ligament, tendon, cartilage and vertebral disc tissues. In the OA context, we believe that BMP-7 plays the role of an initiator, inducing a cascade of reactions in various cells and facilitating the migration of mesenchymal stem cells to the administration site leading to the proliferation and differentiation of precursor cells involved in cartilage formation and repair. We believe that intraarticular injection of BMP-7 into the knee may initiate repair of the cartilage, manifested clinically as reduction in pain and concomitant improvement of physical function early on and eventually a decrease in cartilage degradation and an increase in cartilage repair.

Organ Fibrosis (Including CKD and Alport Syndrome)

Organ fibrosis is a condition in which fibrous connective tissue develops as a reparative response to injury or damage to an organ. Fibrosis may arise from normal healing or as a result of a pathological process.

CKD, also known as chronic renal disease, is a form of organ fibrosis that results in a progressive loss in kidney function over a period of months or years because of damage to the kidneys. In extreme cases, this may result in kidney failure, or end-stage renal disease, and the patient requires dialysis or a kidney transplant. The symptoms of CKD are primarily treated with angiotensin-converting enzyme inhibitors and angiotensin-II receptor antagonists in the early stages of disease. In extreme cases, CKD may result in death. CKD often progresses undetected because the symptoms are often non-specific, such as feeling unwell or loss of appetite. According to the Centers for Disease Control and Prevention, as of 2013, more than 20 million adults in the United States may suffer from CKD, and CKD treatments accounted for approximately $45 billion in Medicare expenditures in 2011 (nearly 20% of total medicare expenditures). In 2011, approximately 17,000 patients received kidney transplants, and the median time for an adult to spend on a transplant wait list was 2.6 years.

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Alport syndrome is another form of kidney disease. It is an inherited disease caused by mutations in certain genes affecting collagen production. Alport syndrome causes progressive kidney damage. Normal kidney structures are gradually replaced by scar tissue, often leading to kidney failure. Males with Alport syndrome often require dialysis or kidney transplantation during their teenage or young adult years, though in some instances kidney failure occurs later in life. Most females with the X-linked type of Alport syndrome do not develop kidney failure, but the risk of kidney failure increases as affected individuals age. People with Alport syndrome may also have hearing problems and abnormalities of the eyes.

There is currently no treatment to prevent the development of kidney failure in people with Alport syndrome. Treatments that are used for high blood pressure and other symptoms of kidney disease are often used to treat the symptoms of Alport syndrome. Kidney transplantation is often successful in people with Alport syndrome, and is considered the best treatment when end-stage kidney failure is approaching. In animal models of Alport syndrome, BMP-7 has demonstrated the ability to reverse fibrotic conditions and restore kidney function.

Alport syndrome is considered a rare disease affecting approximately 1 in 50,000 newborns or 5,440 people in the United States. We therefore believe that this disease will qualify as an orphan disease and be eligible for fast track status.

Metabolic Diseases (Including Obesity and Type 2 Diabetes)

Human fat consists of white adipose tissue (“WAT”) and brown adipose tissue (“BAT”). Most human fat is energy-storing WAT. Obesity develops when energy intake exceeds energy expenditure. The thermogenic capacity, or ability to increase heat through metabolic stimulation, of small amounts of BAT makes it an attractive therapeutic target for inducing weight loss through energy expenditure.

More than 1 billion adults are either overweight (body-mass index (“BMI”) > 25) or obese (BMI > 30), and more than 150 million adults have diabetes. Most adults with diabetes have type 2 diabetes driven by obesity-associated insulin resistance. An increasing number of children in the United States are overweight or obese, which has led to the appearance of type 2 diabetes in this previously unaffected population. The number of people worldwide who are overweight or obese is expected to increase significantly over the next decade.

Studies have shown that BMP-7 is a powerful inducer of brown adipogenesis, and the presence of BMP-7 has been shown to preferentially support BAT differentiation (i.e., the production of BAT instead of WAT). BMP-7 in obesity-prone mice has been shown to significantly increase brown fat mass and energy expenditure and reduced weight gain. We believe that increased levels of brown fat in humans could positively impact glucose metabolism and insulin sensitivity.

Our Product Pipeline

We have completed preclinical work for CKD, Alport syndrome, and metabolic disease, and clinical work through Phase 2a is complete for OA. For each of the potential future clinical trials described below, we expect that a contract research organization (“CRO”) and our head of clinical development will work closely to conduct trial planning and design, patient recruitment, data management, laboratory analysis, and reporting and oversight to ensure data integrity and adherence to good clinical practices (“GCPs”).

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The following chart summarizes the current status of our lead BMP-7 product candidates.

Candidate	Target	Phase	Toxicology
MT-006	OA	Phase 2a Complete, Phase 2b/Phase 3 Ready	Completed
MT-007	CKD	Preclinical Complete, Phase 1 Ready	Completed
MT-008	Alport Syndrome	Preclinical Complete, Phase 1 Ready	Completed
MT-009	Metabolic Disease	Preclinical Complete, Phase 1 Ready	Completed

OA. Stryker Biotech completed the Phase 2a trial of local BMP-7 (MT-006) administration in patients with moderate osteoarthritis of the knee. The Phase 2a trial was conducted in the United States and the initial new drug application was filed by Stryker Biotech L.L.C. in April 2007 and updated in June 2010. An initial analysis of 78 of the 320 total patients enrolled in the Phase 2a trial provided evidence that even a single local dose of BMP-7 could prevent cartilage loss and had potential anabolic effects. We plan to retain the service of a CRO to conduct a Phase 2b or Phase 3 clinical trial at a yet to be defined clinical institution for MT-006. We expect to meet with the FDA to discuss the results of the Phase 2a trial, at which time we anticipate that the FDA will provide recommendations regarding further trials. We expect to rely on those recommendations when determining whether to conduct a Phase 2b or Phase 3 trial. The Phase 2b trial may be based on multiple dosing (3-4 doses over 6 months) regimen for disease modification and pain endpoints. This study may involve 300-400 patients. Alternatively, a Phase 3 study may be performed with a single injection of BMP-7 in 300-400 patients for a disease modification primary endpoint. In these trials, the patients enrolled will be disease patients.

CKD and Alport Syndrome. Stryker Biotech completed preclinical work for our CKD and Alport syndrome product candidates (MT-007 and MT-008, respectively). We plan to retain the service of a CRO to conduct Phase 1 and Phase 2 clinical trials at yet to be defined clinical institutions for those candidates. Each Phase 1 trial will be based on a 3x3 design of dose escalation plus an expansion cohort. These studies will involve 12–36 patients. Patient blood samples will be analyzed for pharmacokinetics of the drug product and for the necessary biomarkers. Upon completion of the Phase 1 trials, we will carry out a Phase 2 trial in CKD and a Phase 2 trial in Alport Syndrome, involving 40-100 patients each. In these trials, the patients enrolled will be disease patients. The clinical endpoint is expected to be improvement in kidney function, as measured by standard and well-accepted biomarkers.

Metabolic Disease. Pre-Ember completed preclinical work for our metabolic disease product candidate (MT-009), aimed at treating insulin resistance associated with obesity and type 2 diabetes by increasing BAT. We plan to retain the service of a CRO to conduct a Phase 1 clinical trial in a yet to be defined specific indication in metabolic disease, at a yet to be defined clinical institution, for that candidate. Probable target indications include type 2 diabetes or obesity. The Phase 1 trial will be based on a 3x3 design of dose escalation plus an expansion cohort. This study will involve 12–36 patients. Patient blood samples will be analyzed for pharmacokinetics of the drug product and for the necessary biomarkers, as well as preliminary efficacy measures including body weight and glucose tolerance.

Our Strategy

Our goal is to become a leading pharmaceutical company focused on the application of BMP-7 to treat various medical conditions by advancing BMP-7 clinical research toward regulatory approval and commercialization. We expect our therapeutic treatment programs to focus on the treatment of OA, organ fibrosis, and metabolic diseases. The key elements of our strategy include the following:

Outsource Product Development

A key component of our strategy is to utilize third parties to conduct our clinical research and product development, and to manufacture and distribute our products. We believe this outsourcing strategy will allow us to avoid capital expenditures, keep fixed costs to a minimum and maximize the flexibility of our programs as we gather data and determine to which programs we should devote our resources. Outsourcing our developmental functions eliminates the need to establish a sizeable research and development facility, which is time consuming and capital intensive. We intend to work with consultants, CROs and contract manufacturing organizations (“CMOs”) to perform the critical work for our development and manufacturing processes. Under this model, we can leverage the expertise of established consultants, the capabilities of partner academic institutions and the experience of CROs and CMOs, resulting in an overall efficient process for drug development. To execute this strategy, we intend to work mostly as a virtual company, with members of our management team working remotely to execute our strategic plan, carry out operational management tasks and coordinate activities at the sites of our consultants, CROs and CMOs.

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Assemble Team of Top Scientists and Regulatory Consultants

We anticipate utilizing consultants, including Dr. Dean Falb (our Chief Scientific Officer) and Dr. Hyun Kim (our Vice President of Clinical Development), and other executive and administrative personnel that we may hire in the future, to oversee our business and to manage the marketing approval process for our products. In addition, we are working to assemble a scientific advisory board with expertise in BMP-7 biology and experience in biotechnology and drug development. We plan to rely primarily on consultants, as opposed to employees, and we expect to engage regulatory consultants to help us work through the various stringent regulations required by the relevant regulatory authorities at each stage of the clinical testing and product development process.

Obtain Regulatory Approval for BMP-7 Products

Each of our product candidates will require extensive clinical testing to determine the safety and efficacy of the product applications before we can seek regulatory approval. In addition, we will need to seek additional sources of financing on acceptable terms in order to complete planned clinical trials and obtain approval of any drug candidates from the U.S. Food and Drug Administration (“FDA”) and other regulatory authorities. We anticipate utilizing consultants, including Dr. Dean Falb and Dr. Hyun Kim, and other executive and administrative personnel that we may engage in the future, to oversee these activities. We will continue to leverage our current relationships with consultants and will utilize the expertise of the scientists who make up our scientific advisory board.

Commercialize our Products in the United States and International Markets

In order to ensure broad access to our products, we intend to establish a strong third-party distributor network in the United States and international markets. It is our intent to partner with an established distributor in the United States, but we may launch and commercialize our products ourselves if no such partner is available, or if we are unable to enter into distribution relationships on favorable terms. We have appointed Knight as the exclusive distributor of our products in Canada, Israel, Russia, and sub-Saharan Africa. We will explore marketing options in rest of world. We believe this strategy will ensure broader access to our products for people suffering from OA, organ fibrosis and metabolic diseases, as well as for healthcare providers.

Plan of Development

Each of our products in development will require extensive clinical testing to determine the safety and efficacy of the product applications prior to seeking and obtaining regulatory approval. This process is expensive and time consuming. We will depend upon third-party consultants, consisting mainly of investigators and collaborators, to conduct these trials.

We plan to conduct clinical trials of BMP-7 in patients with OA, organ fibrosis, and metabolic diseases over the next two to five years, assuming we receive sufficient funding on terms that are acceptable to us. As described elsewhere in this Report, in addition to raising sufficient funds to pay our outstanding financial obligations, we will need to raise at least $3 million in order to file an Investigational New Drug (“IND”) application and initiate Phase 1 clinical trials for CKD or Alport syndrome. If we raise those funds in the first quarter of 2016, we anticipate that we may be able to file an IND application and initiate Phase 1 clinical trials for CKD or Alport syndrome in 2016. If, in addition to raising sufficient funds to pay our outstanding financial obligations, we raise at least $18 million in the first quarter of 2016, we anticipate that we may be able to commence a Phase 2b or Phase 3 clinical trial for OA in 2016. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Plan of Operation” and “Risk Factors – We will require substantial additional funding in order to complete the development of our product candidates and, if approved, to commercialize our products. If we are unable to raise capital on acceptable terms, we may be forced to delay, reduce or eliminate these efforts.”

For additional information regarding the clinical trials that we intend to conduct, see “Our Product Pipeline” above.

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We expect our third-party consultants to conduct clinical testing in accordance with GCP, which are international ethical and scientific quality standards utilized for clinical testing. GCP is the standard for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials, and is required by the FDA to be followed in conducting clinical trials.

Our Intellectual Property

We have a portfolio of more than 450 patents and patent applications that we purchased or exclusively licensed from third parties. We believe that this portfolio of patents and patent applications is one of our most important assets and we strive to protect it as necessary. We also will rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. Our success will depend significantly on our ability to maintain and defend our patents and other proprietary protection for commercially important technology, inventions and know-how related to our business, defend and enforce our patents, and preserve the confidentiality of our trade secrets. We also rely on know-how, continuing technological innovation, and licensing opportunities to develop, strengthen, and maintain our proprietary position in the field of BMP-7 therapeutics. We will continue to seek opportunities to license relevant intellectual property to the extent necessary to develop our product candidates and defend our competitive position in the marketplace.

Our patents and patent applications cover our core technology and relate to treatments for OA, organ fibrosis and metabolic disease. We believe our intellectual property portfolio consists of early and broad filings. Of our portfolio of approximately 450 patents, approximately 200 patents relate to bone formation, approximately 100 relate to organ fibrosis and metabolic disease, and approximately 90 relate to the formation of cartilage and other non-bone tissues. The remaining patents relate to alternative formulations of certain patented compounds. Our patents in each of the above categories cover both the composition of proprietary proteins and other matter, as well as methods of producing BMP-7, administering BMPs, and treating for OA, organ fibrosis and metabolic disease. We have 51 issued patents and 41 pending patents relating to the use of BMP-7 for the treatment of OA, organ fibrosis and metabolic disease. We also have proprietary trade secrets relating to the manufacturing of BMP-7, purification techniques, formulations, and analytical methods. We have sought and continue to seek intellectual property protection to prevent others from directly competing with us, as well as to exclude competition around our products where possible, their manufacture, and methods for use of the products in disease treatment. We believe that our existing intellectual property coverage will be sufficient to protect our product candidates and exclusivity rights through at least 2030, and we expect to file new patent applications and develop new proprietary trade secrets. Our intellectual property and proprietary technology are subject to numerous risks, which we discuss in “Risk Factors” elsewhere in this report.

Stryker Agreement

In June 2014, Mariel entered into an asset purchase agreement (the “Stryker Purchase Agreement”) with Stryker and Stryker Biotech whereby Mariel purchased certain assets relating to BMP-7, including contract rights, preclinical and clinical data, and more than 450 patents and patent applications related to the use, production and manufacturing of BMP-7. Pursuant to the Asset Purchase Agreement, we are required to pay Stryker Biotech royalties at a low- to mid-single-digit rate on net sales of products that are generated or derived from any of the assets purchased from Stryker and Stryker Biotech. These royalties are payable in perpetuity. We are also required to make payments to Stryker Biotech upon the achievement of certain developmental and commercial milestones relating to products that are generated or derived from any of the purchased assets, including, without limitation, achieving certain net sales thresholds during a calendar year. For additional information regarding the Stryker Purchase Agreement, see “Management Discussion and Analysis of Financial Condition and Results of Operations—Principal Transactions—Stryker Agreement.”

Joslin License Agreement

In March 2012, Pre-Ember entered into a license agreement with Joslin Diabetes Center (“Joslin”), pursuant to which Pre-Ember exclusively licensed certain rights under patents and patent applications (the “Joslin Patents Rights”) relating to, among other things, the use of BMP for weight control and as a treatment for insulin resistance. The term of the agreement continues until the last to expire of the applicable patent rights licensed thereunder. We may unilaterally terminate the agreement for any reason upon 60 days’ written notice to Joslin. We must pay Joslin royalties at a low, single-digit rate on the net sales of products utilizing the Joslin Patent Rights. We are also required to make payments to Joslin upon the achievement of certain developmental and commercialization milestones relating to the Joslin Patent Rights, including, without limitation, certain regulatory approvals and achieving certain thresholds in net sales of products utilizing the Joslin Patent Rights. If we sublicense rights under the Joslin Patent Rights prior to March 21, 2017, we must pay Joslin a portion of the non-royalty sublicense income we receive. Under the license agreement, Joslin retained the right, on behalf of itself, government laboratories and other not-for-profit research institutions, to use the Joslin Patent Rights for non-commercial, non-clinical research, teaching and other educational purposes. In addition, the United States federal government retained rights in the Joslin Patent Rights pursuant to 35 U.S.C. §§ 200-212 and 37 C.F.R. § 401 et seq. Pursuant to the license agreement, we prepared and delivered to Joslin a written development plan outlining our plans to utilize the Joslin Patent Rights to develop and commercialize products. We are required to use commercially reasonable efforts to develop products in accordance with the development plan, to apply for necessary regulatory approvals, to introduce products using the Joslin Patent Rights to the commercial market and to market such products. If we materially breach the license agreement, Joslin has the option to terminate the agreement. For additional information regarding the license agreement, see “Management Discussion and Analysis of Financial Condition and Results of Operations —Joslin License Agreement.”

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Manufacturing and Distribution

We do not currently have our own manufacturing facilities. Rather than committing resources to the establishment of manufacturing facilities, we intend to engage third party CMOs to manufacture product for our preclinical and clinical development activities and, if we obtain regulatory approval of any of our product candidates, for the commercial supply of our products. We do not have any long-term agreements or commitments for these services, or for the supply of the component materials that will be used in the formulation of our products. While our product candidates were being developed by Stryker Biotech, both the active pharmaceutical ingredient (“API”) and the drug product were manufactured by CMOs. We intend to continue those relationships to maintain the supply of our product candidates, but we can provide no assurance that we will be able to enter into relationships with those CMOs, or any other CMOs, on acceptable terms, if at all.

In August 2015, Pre-Ember and Knight entered into a loan agreement (the “Knight Loan”) pursuant to which Knight provided a $1 million bridge loan to Pre-Ember. In connection with the Knight Loan, Pre-Ember and Knight also entered into a distribution, license and supply agreement (the “Distribution Agreement”). Pursuant to the Distribution Agreement, Knight is the exclusive distributor of the Company’s current product candidates, including BMP-7, in Canada, Israel, Russia and sub-Saharan Africa. Under the Distribution Agreement, Knight is responsible, at its sole cost, for obtaining and maintaining the regulatory approvals necessary to commercialize licensed products in the territory. Knight must use commercially reasonable efforts to obtain such regulatory approvals and launch each licensed product as quickly as possible thereafter. We are responsible for manufacturing and supplying the licensed products for distribution by Knight. With respect to each licensed product, Knight’s right to act as the exclusive distributor in the territory continues for a period of 10 years from the launch of the licensed product. The term renews for successive 10-year periods unless either party provides advance notice of nonrenewal to the other party and, if we elect not to renew the agreement, subject to our payment of a non-renewal fee equal to three times the amount of net sales of the applicable licensed product achieved by Knight in the territory during the 12 months preceding the date of the notice. We have the right, exercisable at any time prior to seeking regulatory approval to commercialize the licensed products in the territory (or, in the case of a licensed product that does not require regulatory approval, prior to launching the licensed product in the territory), to repurchase the rights granted to Knight under the Distribution Agreement. For additional information regarding the Distribution Agreement and our relationship with Knight, see “Management Discussion and Analysis of Financial Condition and Results of Operations—Knight Loan.”

We may seek to enter into collaborations with other third parties to develop and commercialize our product candidates in other countries and territories. We expect to provide our third-party manufacturers with raw protein material of genetically engineered cell lines and manufacturing specifications. The manufacturer will then source and purchase raw ingredients and manufacture the products to our specifications. We believe that the raw materials used in our formulations, with the exception of our proprietary engineered cell lines, are readily available from various sources.

Government Regulation And Product Approval

Government authorities in the United States, at the federal, state and local level, and in other countries extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of products such as those we are developing. The process of developing and obtaining regulatory approvals for our product candidates, as well as the subsequent compliance with applicable federal, state, local and foreign statutes and regulations, require the expenditure of substantial time and financial resources.

U.S. Drug Development Regulations

In the United States, the FDA regulates drugs (including biologics) under the Federal Food, Drug and Cosmetic Act (“FDCA”) and implementing regulations. Biologics are also regulated under section 351 of the Public Health Service (“PHS”) Act. Drugs are also subject to other federal, state and local statutes, and regulations. The process of obtaining regulatory approvals and the subsequent compliance with the appropriate federal, state, local, and foreign laws and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process, or after approval, may subject an applicant to a variety of administrative or judicial, civil or criminal sanctions. FDA sanctions may include clinical holds, refusals to approve pending applications, withdrawal of an existing approval, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, debarment, restitution, disgorgement of profits, or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

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The process required by the FDA before a drug may be marketed in the United States generally involves the following:

•	Completion of preclinical laboratory tests, animal studies and formulation studies according to good laboratory practices (“GLP”);

•	Submission to the FDA of an IND application, which must become effective before human clinical trials may begin;

•	Performance of adequate and well-controlled human clinical trials in accordance with FDA regulations and GCPs to establish the safety and efficacy of the proposed drug for its intended use;

•	Submission to the FDA of marketing application, such as a New Drug Application (“NDA”) for a proposed new drug, or a Biologics License Application (“BLA”) for a biologic product;

•	Satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the drug is produced to assess compliance with the FDA’s current good manufacturing practice (“cGMP”) requirements to assure that the facilities, methods and controls are adequate to support the drug’s identity, strength, quality and purity;

•	Potential FDA audit of the nonclinical and clinical trial sites that generated the data in support of the marketing application; and

•	FDA review and approval of the NDA or BLA prior to any commercial marketing, sale or shipment of the drug.

The lengthy process of seeking required approvals and the continuing need for compliance with applicable statutes and regulations require the expenditure of substantial resources and is inherently uncertain.

Before testing any compounds with potential therapeutic value in humans, the drug candidate enters the preclinical testing stage. Preclinical tests, also referred to as nonclinical studies, include laboratory evaluations of product chemistry, toxicity, and formulation, as well as animal studies to assess the potential safety and activity of the drug candidate. The conduct of the preclinical tests must comply with federal regulations and requirements, including GLP. The sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, among other things, to the FDA as part of the IND. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA raises concerns or questions related to one or more proposed clinical trials and places the trial on a clinical hold within that 30-day time period. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may also impose clinical holds on a drug candidate at any time before or during clinical trials due to safety concerns or non-compliance. Accordingly, we cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such trial.

Clinical trials involve the administration of the drug candidate to healthy subjects or patients with the target disease under the supervision of qualified investigators, generally physicians not employed by, or under the control of, the trial sponsor. Clinical trials are conducted under written study protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria, and the parameters to be used to monitor subject safety. Each protocol must be submitted to the FDA as part of the IND. Clinical trials must be conducted in accordance with the FDA’s regulations which reflect the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) GCP requirements. Further, each clinical trial must be reviewed and approved by an independent institutional review board (“IRB”) at or servicing each institution at which the clinical trial will be conducted. An IRB is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until it is completed.

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During the development of a new drug, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to submission of an IND, at the end of Phase 2, and before a marketing application is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice, and for the sponsor and the FDA to reach agreement on the next phase of development. Sponsors typically use the end of Phase 2 meeting to discuss their Phase 2 clinical results and present their plans for the pivotal Phase 3 clinical trials that they believe will support approval of the new drug.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

•	Phase 1. The drug is initially introduced into healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution, and excretion. In the case of some products for severe or life-threatening diseases, especially when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted only in patients having the specific disease.

•	Phase 2. The drug is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance, optimal dosage, and dosing schedule for patients having the specific disease.

•	Phase 3. The drug is administered to an expanded patient population in adequate and well-controlled clinical trials to generate sufficient data to statistically confirm the efficacy and safety of the product for approval, to establish the overall risk-benefit profile of the product, and to provide adequate information for the labeling of the product. Generally, at least two adequate and well-controlled Phase 3 clinical trials are required by the FDA for approval of a marketing application. In some cases, the FDA has approved a drug based on the results of a single adequate and well-controlled Phase 3 study of excellent design and which provided highly reliable and statistically strong evidence of important clinical benefit, such as an effect on survival, and a confirmatory study would have been difficult to conduct on ethical grounds.

Post-approval studies, also referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication and may be required by the FDA or undertaken for competitive (e.g., finding a new market for the drug) or other reasons (e.g., testing certain target populations not previously studied).

Progress reports detailing the status of drug development and results of the clinical trials must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators for serious and unexpected adverse events or any finding from tests in laboratory animals that suggests a significant risk for human subjects or patients. Phase 1, Phase 2 and Phase 3 clinical trials may not be completed successfully within any specified period, if at all. The FDA or the sponsor or its data safety monitoring board may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients.

Concurrent with clinical trials, companies may complete additional animal studies. Companies must also develop additional information about the chemistry and physical characteristics of the drug as well as develop and validate a commercially viable manufacturing process in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality and purity of the final drug product. Additionally, appropriate labeling and packaging must be developed, and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration during its shelf life.

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FDA Review and Approval Processes

The results of product development, preclinical studies and clinical trials for the claimed indications and the support for dosing and administration for each patient population for which the product is intended are contained in an marketing application. In addition, descriptions of the manufacturing process and controls, analytical tests,, proposed labeling and other relevant information are also submitted to the FDA as part of an NDA or BLA requesting approval to market the product. The submission of a marketing applicationis subject to the payment of substantial user fees; a waiver of such fees may be obtained under certain limited circumstances.

The FDA reviews all marketing applications submitted before it accepts them for filing and may request additional information rather than accepting the marketing application for filing. Once the submission is accepted for filing, the FDA begins an in-depth review of the marketing application. Under the goals and policies agreed to by the FDA under the Prescription Drug User Fee Act (“PDUFA”), the FDA has ten months from the day of acceptance of filing of a standard NDA or original BLA in which to complete its initial review and respond to the applicant, and six months for a priority review NDA or BLA. The FDA may not meet its PDUFA goal dates for review of standard and priority review NDAs or BLAs. The review process and the PDUFA goal date may be extended by additional three month review periods whenever the FDA requests or the sponsor otherwise provides additional information or clarification regarding information already provided in the submission at any time during the review cycle.

The FDA reviews the marketing application to determine, among other things, whether the proposed product is safe and effective for its intended use, and whether the product is being manufactured in accordance with cGMP to assure the product’s identity, strength, quality and purity. The FDA may refer applications for novel drug products or drug products which present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. During the drug approval process, the FDA also will determine whether a risk evaluation and mitigation strategy (“REMS”) is necessary to assure the safe use of the drug. If the FDA concludes a REMS is needed, the sponsor must submit a proposed REMS; the FDA will not approve the application without a REMS, if required.

Before approving a marketing application, the FDA will typically inspect the facilities at which the product is to be manufactured. When an inspection is undertaken, the FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an application, the FDA will typically inspect one or more clinical sites to assure compliance with FDA regulations regarding conduct of clinical trials for the product’s trials. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will communicate the deficiencies to the applicant and can request additional testing or information.

The application review and approval process is lengthy and difficult and the FDA may refuse to approve an application if the applicable regulatory criteria are not satisfied or may require additional clinical data or other data and information. Even if such data and information is submitted, the FDA may ultimately decide that the application does not satisfy the criteria for approval. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than we interpret the same data, which could delay, limit or prevent regulatory approval. Further, the FDA can modify its approach to drug product regulation at any time, and this could cause delays and increase the costs of development and commercialization.

The FDA will issue a “complete response” letter if the agency decides not to approve the marketing application. The complete response letter usually describes all of the specific deficiencies in the application identified by the FDA. The complete response letter may include recommended actions that the applicant might take to place the application in a condition for approval. If a complete response letter is issued, the applicant may either resubmit the application, addressing all of the deficiencies identified in the letter, or withdraw the application.

If a product receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Any drug product an cause adverse events that cause delay or prevent regulatory approval or limit the scope of any specific indications or market acceptance. The FDA may require that certain contraindications, warnings or precautions be included in the product labeling. In addition, the FDA may require post approval studies, referred to as Phase 4 testing, which involves clinical trials designed to further assess a product’s safety and effectiveness and may require testing and surveillance programs to monitor the safety of approved products that have been commercialized. Regulatory approval does not assure commercial success of the product. Commercial success also depends on acceptance of our products as safe and effective by patients and the medical community, as well as a continued, acceptable safety profile of the products following approval.

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Post-Approval Requirements

Any drug products for which we receive FDA approvals are subject to continuing regulation by the FDA, including, among other things, record-keeping requirements, reporting of adverse experiences with the product, providing the FDA with updated safety and efficacy information, product sampling and distribution requirements, complying with certain electronic records and signature requirements and complying with FDA labeling, promotion and advertising requirements. These labeling, promotion and advertising requirements include, among other things, standards for direct-to-consumer advertising, prohibitions against promoting drugs for uses or in patient populations that are not described in the drug’s approved labeling (known as “off-label use”), rules for conducting industry-sponsored scientific and educational activities, and promotional activities involving the internet. Failure to comply with FDA requirements can have negative consequences, including adverse publicity, enforcement letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties. Although physicians may prescribe legally available drugs for off-label uses, manufacturers may not market or promote such off-label uses.

We rely, and expect to continue to rely, on third parties for the production of clinical and commercial quantities of our products. Manufacturers of our products are required to comply with applicable FDA requirements including cGMP regulations and adverse event reporting. The cGMP regulations require, among other things, quality control and quality assurance as well as retention of records and documentation. Particularly for biologics, given their complexity, it is crucial that the manufacturing methods are tightly controlled to ensure the production of a biologic product consistent with the one used throughout clinical trials and demonstrated to be safe and effective.

Drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are also required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP and other laws. Accordingly, companies must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance. Manufacturing or design defects, unapproved use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. This may result in restrictions on a product, manufacturer, or holder of an approved NDA or BLA. These restrictions may include delays or suspension of product manufacturing until the FDA is assured that quality standards can be met, continuing oversight of manufacturing by the FDA under a consent decree of permanent injunction, which frequently includes the imposition of costs and continuing inspections over a period of many years, possible withdrawal of the product from the market, fines, closure of manufacturing sites, seizures or recalls of products and damage to our reputation. Recent changes in enforcement practice by the FDA and other agencies have resulted in increased enforcement activity, which increases the compliance risk for us and other companies in our industry.

In addition, changes to the manufacturing process generally require prior FDA approval before being implemented. Other types of changes to the approved product, such as adding new indications and additional labeling claims, are also subject to further FDA review and approval.

Pharmaceutical Coverage, Pricing and Reimbursement

Even if we obtain regulatory approval of our product candidates, significant uncertainty exists as to the coverage and reimbursement status of such drug products. In the United States and markets in other countries, sales of any products for which we receive regulatory approval for commercial sale will depend in part on the availability of coverage and adequate reimbursement from third-party payors. Third-party payors include government payor programs at the federal and state levels, including Medicare and Medicaid, managed care providers, private health insurers and other organizations. The process for determining whether a payor will provide coverage for a drug product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the drug product. Third-party payors may limit coverage to specific drug products on an approved list, or formulary, which might not include all of the FDA-approved drug products for a particular indication. Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of our products, in addition to the costs required to obtain the FDA approvals. Our drug candidates may not be considered medically necessary or cost-effective. A payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Adequate third party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

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The cost of pharmaceuticals continues to generate substantial governmental and third-party payor interest. We expect that the pharmaceutical industry will experience pricing pressures due to the trend toward managed healthcare, the increasing influence of managed care organizations and additional legislative proposals. Third-party payors are increasingly challenging the prices charged for medical products and services and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. If these third-party payors do not consider our products to be cost-effective compared to other available therapies, they may not cover our products after approval as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our products at a profit. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost containment programs to limit the growth of government-paid healthcare costs, including price controls, restrictions on reimbursement and requirements for substitution of generic products for branded prescription drugs. Adoption of such controls and measures, and tightening of restrictive policies in jurisdictions with existing controls and measures, could limit payments for pharmaceuticals such as the drug candidates that we are developing and could adversely affect our net revenue and results.

Different pricing and reimbursement schemes exist in other countries. In the European Community, governments influence the price of pharmaceutical products through their pricing and reimbursement rules and control of national healthcare systems that fund a large part of the cost of those products to consumers. Some jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost-effectiveness of a particular drug candidate to currently available therapies. Other member states allow companies to fix their own prices for medicines, but monitor and control company profits. The downward pressure on healthcare costs in general, particularly prescription drugs, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert a commercial pressure on pricing within a country. There can be no assurance that any country that has price controls or reimbursement limitations for drug products will allow favorable reimbursement and pricing arrangements for any of our products.

Healthcare Reform

In the United States and foreign jurisdictions, there have been a number of legislative and regulatory changes to the healthcare system that could affect our future results of operations. In particular, there have been and continue to be a number of initiatives at the United States federal and state levels that seek to reduce healthcare costs.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“the Medicare Modernization Act”) changed the way Medicare covers and pays for pharmaceutical products. The Medicare Modernization Act expanded Medicare coverage for drug purchases by the elderly by establishing Medicare Part D and introduced a new reimbursement methodology based on average sales prices for physician administered drugs under Medicare Part B. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class under the new Medicare Part D program. Cost reduction initiatives and other provisions of this legislation could decrease the coverage and reimbursement rate that we receive for any of our approved products. While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively, the “ACA”), a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. Among other things, the ACA revises the definition of “average manufacturer price” for reporting purposes, which could increase the amount of Medicaid drug rebates to states once the provision is effective. Further, the new law imposes a significant annual fee on companies that manufacture or import branded prescription drug products. Substantial new provisions affecting compliance have also been enacted, which may require us to modify our business practices with healthcare practitioners, and a significant number of provisions are not yet, or have only recently become, effective. Although it is too early to determine the effect of the ACA, the new law appears likely to continue the pressure on pharmaceutical pricing, especially under the Medicare program, and may also increase our regulatory burdens and operating costs.

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In addition, other legislative changes have been proposed and adopted since the ACA was enacted. For example, on August 2, 2011, the President signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee on Deficit Reduction did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, starting in 2013. On January 2, 2013, President Obama signed into law the American Taxpayor Relief Act of 2012, which, among other things, reduced Medicare payments to several providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on our customers and accordingly, our financial operations.

We expect that the ACA, as well as other healthcare reform measures that have been and may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product, and could seriously harm our future results of operations. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our products.

Other U.S. Healthcare Laws and Compliance Requirements

In the United States, our activities are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including the Centers for Medicare and Medicaid Services, other divisions of the United States Department of Health and Human Services (e.g., the Office of Inspector General), the United States Department of Justice and individual United States Attorney offices within the Department of Justice, and state and local governments. For example, various activities, including but not limited to sales, marketing and scientific/educational grant programs, must comply with the anti-fraud and abuse provisions of the Social Security Act, the federal Anti-Kickback Statute, the federal False Claims Act and similar state laws, each as amended. Failure to comply with such requirements could potentially result in substantial penalties to us. Even if we structure our programs with the intent of compliance with such laws, there can be no certainty that we would not need to defend against enforcement or litigation, in light of the fact that there is significant enforcement interest in pharmaceutical companies in the United States, and some of the applicable laws are quite broad in scope.

The federal Anti-Kickback Statute prohibits any person, including a prescription drug manufacturer (or a party acting on its behalf), from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, to induce or reward either the referral of an individual, or the furnishing, recommending, or arranging for a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand and prescribers, purchasers, and formulary managers on the other. The term “remuneration” is not defined in the federal Anti-Kickback Statute and has been broadly interpreted to include anything of value, including for example, gifts, discounts, the furnishing of supplies or equipment, credit arrangements, payments of cash, waivers of payments, ownership interests and providing anything at less than its fair market value. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain business arrangements from prosecution, the exemptions and safe harbors are drawn narrowly and practices that involve remuneration intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from federal Anti-Kickback Statute liability. The reach of the Anti-Kickback Statute was broadened by the ACA, which, among other things, amends the intent requirement of the federal Anti-Kickback Statute such that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it in order to have committed a violation. In addition, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act (discussed below) or the civil monetary penalties statute, which imposes fines against any person who is determined to have presented or caused to be presented claims to a federal healthcare program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent. Additionally, many states have adopted laws similar to the federal Anti-Kickback Statute, and some of these state prohibitions apply to referral of patients for healthcare items or services reimbursed by any third-party payor, not only the Medicare and Medicaid programs in at least some cases, and do not contain safe harbors.

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The federal False Claims Act imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal healthcare program. The qui tam provisions of the False Claims Act allow a private individual to bring civil actions on behalf of the federal government alleging that the defendant has submitted a false claim to the federal government, and to share in any monetary recovery. In recent years, the number of suits brought by private individuals has increased dramatically. In addition, various states have enacted false claims laws analogous to the False Claims Act. Many of these state laws apply where a claim is submitted to any third party payor and not merely a federal healthcare program. There are many potential bases for liability under the False Claims Act. Liability arises, primarily, when an entity knowingly submits, or causes another to submit, a false claim for reimbursement to the federal government. The False Claims Act has been used to assert liability on the basis of inadequate care, kickbacks and other improper referrals, improperly reported government pricing metrics such as Best Price or Average Manufacturer Price, improper use of Medicare numbers when detailing the provider of services, improper promotion of off-label uses (i.e., uses not expressly approved by the FDA in a drug’s label), and allegations as to misrepresentations with respect to the services rendered. Our future activities relating to the reporting of discount and rebate information and other information affecting federal, state and third party reimbursement of our future products, and the sale and marketing of our future products and our service arrangements or data purchases, among other activities, may be subject to scrutiny under these laws. We are unable to predict whether we would be subject to actions under the False Claims Act or a similar state law, or the impact of such actions. However, the cost of defending such claims, as well as any sanctions imposed, could adversely affect our financial performance. Also, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) created several new federal crimes, including healthcare fraud, and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private third-party payors. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

In addition, we may be subject to, or our marketing activities may be limited by, data privacy and security regulation by both the federal government and the states in which we conduct our business. For example, HIPAA and its implementing regulations established uniform federal standards for certain “covered entities” (healthcare providers, health plans and healthcare clearinghouses) governing the conduct of certain electronic healthcare transactions and protecting the security and privacy of protected health information. The American Recovery and Reinvestment Act of 2009, commonly referred to as the economic stimulus package, included expansion of HIPAA’s privacy and security standards called the Health Information Technology for Economic and Clinical Health Act, referred to as HITECH, which became effective on February 17, 2010. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates”—independent contractors or agents of covered entities that create, receive, maintain, or transmit protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. We may also be subject to various federal and state marketing expenditure tracking and reporting laws, which generally require certain types of expenditures in the United States to be tracked and reported. Compliance with such requirements may require investment in infrastructure to ensure that tracking is performed properly, and some of these laws result in the public disclosure of various types of payments and relationships. Several states have enacted legislation requiring pharmaceutical companies to, among other things, establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities, or register their sales representatives, as well as prohibiting pharmacies and other healthcare entities from providing certain physician prescribing data to pharmaceutical companies for use in sales and marketing, and prohibiting certain other sales and marketing practices. These laws may affect our sales, marketing, and other promotional activities by imposing administrative and compliance burdens on us. If we fail to track and report as required by these laws or otherwise comply with these laws, we could be subject to the penalty provisions of the pertinent state and federal authorities.

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Where our activities involve foreign government officials, they may also potentially be subject to the Foreign Corrupt Practices Act. If we seek to have a product covered in the United States by the Medicaid programs, various obligations, including government price reporting, are required under the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veterans Health Care Act of 1992, each as amended, which generally require products to be offered at substantial rebates/discounts to such programs and certain purchasers. In order to distribute products commercially, we must comply with state laws that require the registration of manufacturers and wholesale distributors of pharmaceutical products in a state, including, in certain states, manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Some states also impose requirements on manufacturers and distributors to establish the pedigree of product in the chain of distribution, including some states that require manufacturers and others to adopt new technology capable of tracking and tracing product as it moves through the distribution chain. Many of our current as well as possible future activities are potentially subject to federal and state consumer protection and unfair competition laws. We must also comply with laws that require clinical trial registration and reporting of clinical trial results on the publicly available clinical trial databank maintained by the National Institutes of Health at www.ClinicalTrials.gov. We are subject to various environmental, health and safety regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous substances. From time to time, and in the future, our operations may involve the use of hazardous materials.

Because of the breadth of these laws and the narrowness of available statutory and regulatory exemptions, it is possible that some of our business activities could be subject to challenge under one or more of such laws. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including criminal and significant civil monetary penalties, damages, fines, imprisonment, exclusion from participation in government healthcare programs, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of pre-marketing product approvals, private “qui tam” actions brought by individual whistleblowers in the name of the government or refusal to allow us to enter into supply contracts, including government contracts, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. To the extent that any of our products are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.

U.S. Marketing Exclusivity

Hatch-Waxman Exclusivity. Market exclusivity provisions under the FDCA can also delay the submission or the approval of certain drug applications of other companies seeking to reference another company’s NDA. If the new drug is a new chemical entity subject to an NDA, the FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to obtain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application (“ANDA”) or a Section 505(b)(2) NDA submitted by another company for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, such an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement to one of the patents listed with the FDA by the innovator NDA holder. The FDCA also provides three years of marketing exclusivity for an NDA, or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the conditions associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for drugs containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

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Biologics Price Competition and Innovation Act of 2009 (“Biosimilars Act”) Exclusivity. The Biosimilars Act grants a 12 year marketing exclusivity for new biological structures. If a biosimilar application is filed by the same sponsor or manufacturer of the pioneer product (or a related party), the changed biological structure must also result in either a change in indications, route of administration, dosing schedule, dosing form, delivery system, delivery device or strength, or a change in safety, purity or potency for a new 12-year exclusivity period to be awarded.

Pediatric Exclusivity. Pediatric exclusivity is another type of regulatory market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to any existing exclusivity period or patent term. This six-month exclusivity may be granted by the FDA based on the completion of a pediatric clinical trial in accordance with provisions of the FDCA.

Europe/Rest of World Government Regulation

In addition to regulations in the United States, we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any commercial sales and distribution of our future products.

Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the United States have a similar process that requires the submission of a clinical trial application much like the IND prior to the commencement of human clinical trials. In the European Union, for example, a clinical trial application (“CTA”) must be submitted to a Member State’s health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is approved in accordance with a Member State’s requirements, the clinical trial described in that CTA may proceed.

The requirements and process governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, the clinical trials must be conducted in accordance with the ICH GCP and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki. In the European Economic Area (the “EEA,” which is comprised of the 27 Member States of the European Union plus Norway, Iceland and Liechtenstein), medicinal products can only be commercialized after obtaining a Marketing Authorization (“MA”). There are two types of marketing authorizations: the Community MA, which is issued by the European Commission through the Centralized Procedure based on the opinion of the Committee for Medicinal Products for Human Use, a body of the European Medicines Agency, or the EMA, and which is valid throughout the entire territory of the EEA; and the National MA, which is issued by the competent authorities of the Member States of the EEA and only authorized marketing in that Member State’s national territory and not the EEA as a whole.

The Centralized Procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products, and medicinal products containing a new active substance indicated for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and viral diseases. The Centralized Procedure is optional for products containing a new active substance not yet authorized in the EEA, or for products that constitute a significant therapeutic, scientific or technical innovation or which are in the interest of public health in the EU. The National MA is for products not falling within the mandatory scope of the Centralized Procedure. Where a product has already been authorized for marketing in a Member State of the EEA, this National MA can be recognized in another Member States through the Mutual Recognition Procedure. If the product has not received a National MA in any Member State at the time of application, it can be approved simultaneously in various Member States through the Decentralized Procedure. Under the Decentralized Procedure an identical dossier is submitted to the competent authorities of each of the Member States in which the MA is sought, one of which is selected by the applicant as the Reference Member State (“RMS”). If the RMS proposes to authorize the product, and the other Member States do not raise objections, the product is granted a national MA in all the Member States where the authorization was sought. Before granting the MA, the EMA or the competent authorities of the Member States of the EEA make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy.

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If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Other Regulatory Matters

We are subject to various laws and governmental regulations concerning environmental matters and employee safety and health in the United States and other countries. U.S. federal environmental legislation that affects us includes the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, and the Comprehensive Environmental Response Compensation and Liability Act. We are also subject to regulation by the Occupational Safety and Health Administration (“OSHA”) concerning employee safety and health matters. The United States Environmental Protection Agency, OSHA, and other federal agencies have the authority to promulgate regulations that have an effect on our operations. As of December 31, 2015, we did not have any accrued liabilities related to environmental matters.

Competition

The biotechnology and pharmaceutical space is very competitive and rapidly changing, with new companies entering and working to develop new technologies and proprietary products. In addition, our field is tied to the advancement of the related fields of science, which continue to evolve and generate new insights and intellectual property. We have competitors in the therapeutic space both in the United States and internationally. We are aware of several other companies that are developing therapeutics for OA, CKD and metabolic disease. We also expect that for each indication for which we develop a therapeutic product candidate, we will compete against a different set of companies that market therapeutics for that indication utilizing other approaches and technologies.

Companies that compete with us to develop OA products include Novartis International AG, Abbott Laboratories, Pfizer, Inc., Amgen, Sanofi-Aventis, and Merck & Co., Inc. Companies that compete with us to develop CKD products include Novartis International AG, Bayer AG, ProMetic Life Sciences, Galectin Therapeutics Inc., La Jolla Pharmaceutical Company, Regulus Therapeutics, Inc., Thrasos Therapeutics, Inc., and Lantheus Medical Imaging. Companies that compete with us to develop metabolic disease products include Novo Nordisk, Novartis International AG, Abbott Laboratories, Pfizer, Inc., Amgen, Sanofi-Aventis, and Merck & Co., Inc.

These competitors compete with us in terms of recruiting talent, acquiring intellectual property and receiving potential funding during our development phase. Our competitors are better established, are further along in their development efforts and have greater resources at their disposal than us. The key competitive factors that will affect the success of any of our product candidates, if developed, manufactured, and commercialized after obtaining all required regulatory approvals, are likely to be their safety, convenience, and efficacy.

Employees

As of the date of this Report, we do not have any employees. The sole member of our management team, Joseph Hernandez, is engaged as a consultant to the Company. Mr. Hernandez serves as our principal executive officer, principal financial officer, and our only director. We rely on Mr. Hernandez, our scientific advisory board and other consultants (including Dr. Dean Falb and Dr. Hyun Kim, our Chief Scientific Officer and our Vice President of Clinical Development, respectively) to oversee our operations and development and implementation of our strategic plan.

Our scientific advisory board consists of highly regarded and experienced scientists and clinicians with expertise in BMP-7 technology and knowledge of our target markets. Our scientific advisors assist us in formulating our research, drug development, and clinical trial strategies, and we expect that they will in the future assist us with formulating our sales and marketing strategies. They may also advise us regarding the scientific and business merits of licensing opportunities and acquisition of compounds and the availability of opportunities for collaborations with other pharmaceutical companies. Each member of the scientific advisory board is engaged on an as-needed, consulting basis. Because our scientific advisors are not our employees, they may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our scientific advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours.

None of the members of our scientific advisory board serve in an executive officer capacity. Notwithstanding their titles as “Chief Scientific Officer” and “Vice President of Clinical Development,” Dr. Falb and Dr. Kim (as well as all other members of the scientific advisory board) serve strictly as outside scientific advisory consultants, compensated on an hourly basis, and not in any other capacity. They do not have any management role within the Company.

Facilities

Our corporate headquarters are located in New York, New York. We sublease part of an office space pursuant to an office sharing agreement. Under the office sharing agreement, the Company’s has the right to exclusive use of one office, plus the nonexclusive right to use conference rooms and other common areas. We have occupied this office space since May 2014, but our current month-to-month lease began on November 1, 2015 and, unless earlier terminated, will expire on October 31, 2016. Our monthly rent is $3,000. We currently do not own or lease any laboratory space. We anticipate leasing additional office space. We believe that our current facility is suitable and adequate to meet our present needs and we believe that additional space for our office and laboratory needs will be available in the future as and when needed.

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Research and Development

We invested $0.5 million and $2.3 million in research and development in the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively, consisting primarily of obtaining and maintaining patents.

Legal Proceedings

We are not currently a party to any material legal proceedings.

Corporate and Other Information

Our principal executive offices are located at 135 East 57th Street, 24th Floor, New York, NY 10022, and our telephone number is (646) 612-4000. Our corporate website address is http://www.embertx.com. Information contained on or accessible through our website is not a part of this Report, and the inclusion of our website address in this Report is an inactive textual reference only.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act are available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also regularly post copies of our press releases as well as copies of presentations and other updates about our business on our website. The SEC maintains an internet site that contains our public filings with the SEC and other information regarding our company, at www.sec.gov. These reports and other information concerning our company may also be accessed at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Industry and Market Data

Within this Report, we reference certain information and statistics. We have obtained this information and statistics from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. Some data and other information are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements concerning our business, operations, financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. All statements other than statements of historical facts contained in this Report, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements.

The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of those terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to:

•	We currently have no product revenues and no products approved for commercial sale, and will need to raise substantial additional capital to operate our business;
•	We have a limited operating history, we have incurred significant operating losses, are not profitable, and may never become profitable;
•	Our existing and future debt obligations could impair our liquidity and financial condition, and if we are unable to meet our debt obligations, the lenders could foreclose on our assets;
•	We will require substantial additional funding in order to complete the development of our product candidates and, if approved, to commercialize our products. If we are unable to raise capital on acceptable terms, we may be forced to delay, reduce or eliminate these efforts;
•	There is substantial uncertainty whether we will continue as a going concern, and you could lose your entire investment;
•	We are heavily dependent on the success of BMP-7 our lead drug candidate, which is still under development, and we cannot be certain that BMP-7 will receive regulatory approval or be successfully commercialized even if we receive regulatory approval;
•	We may be unable to fulfill our contractual commitments to Stryker and Stryker Biotech. As a result, we may incur significant financial fees and may be required to terminate our agreements with Stryker, Stryker Biotech and others, which would have a material adverse effect on our business, results of operations and financial condition;
•	Our future success depends on our ability to attract and retain talent for our management team, board of directors and staff;
•	Clinical trials are very expensive, time-consuming and difficult to design and implement.
•	The results of our clinical trials may not support our proposed drug candidate claims, or limit them.
•	We will rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for our drug candidates;
•	We cannot predict if or when we will receive regulatory approval to commercialize a therapeutic product candidate;
•	Our failure to comply with our obligations in the agreements under which we acquired or license intellectual property rights from third parties could cause us to lose intellectual property rights that are critical to our business;
•	Our proprietary rights may not adequately protect our intellectual property and potential products, and, if we cannot obtain adequate protection of our intellectual property and potential products, we may not be able to successfully market our potential products;
•	Joseph Hernandez, our Executive Chairman, and Stryker currently hold a substantial portion of the issued and outstanding shares of our common stock and their interests may conflict with ours or yours in the future;
•	The market price of our common stock may be highly volatile;
•	If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired; and
•	We do not intend to pay cash dividends on our common stock so any returns on our common stock will be limited to an appreciation in the value of our common stock.

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These forward-looking statements are only predictions and we may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from time plans, intentions, and expectations disclosed in the forward-looking statements that we make. We have based these forward-looking statements largely on our current expectations and projections about future events, and trends that we believe may affect our business, financial condition, and operating results. We operate in a very competitive and rapidly changing environment and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We have included important factors in the cautionary statements included in this Report, particularly in the “Risks Factors” section, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

The forward-looking statements in this Report represent our views as of the date of this Report. We anticipate that subsequent events and developments will cause our views to change. However, although we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Report. You should read this Report and the documents that we reference in this Report and have filed as exhibits to this Report, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this Report by these cautionary statements.

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RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in this Report before deciding to invest in our common stock. If any of these risks or events actually occurs, our business, financial condition, results of operations and prospects would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment in our company. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business, financial condition, results of operations and prospects.

Risks Related to Our Business

We currently have no product revenues and no products approved for commercial sale, and will need to raise substantial additional capital to operate our business.

We have not, to date, generated any revenues. Our research and development efforts are focused primarily on the clinical application of BMP-7 in the treatment of OA, organ fibrosis, including CKD and Alport syndrome, and metabolic diseases, however none of our products have been approved for sale. We do not expect to generate revenue from product sales unless and until we successfully complete development and obtain appropriate regulatory approvals for one or more of our product candidates. We expect such development and regulatory approvals to take at least three years after we obtain financing to reinitiate our research and development activities, and it is an unpredictable process and subject to significant uncertainty and limited predictability. Therefore, for the foreseeable future we do not expect to achieve any product revenues and will have to fund all of our operations and capital expenditures from cash on hand and funds raised from Joseph Hernandez or other third parties.

Since our inception, our operations have been funded primarily by our founder, Joseph Hernandez, as discussed in “Certain Relationships and Related Party Transactions,” and a debt financing by Knight. However, changes may occur that would consume our available capital before that time, including changes in and progress of our development activities, acquisitions of additional drug candidates and changes in regulation. We will need to seek additional sources of financing, which may not be available on favorable terms, if at all. If we do not succeed in timely raising additional funds on acceptable terms, we may be unable to complete planned clinical trials or obtain approval of any drug candidates from the FDA and other regulatory authorities. In addition, we could be forced to discontinue product development and forego attractive business opportunities. Additional sources of financing may involve the issuance of additional equity securities, which will have a dilutive effect on our stockholders. If we continue to incur significant operating losses without the ability to offset such losses with revenue streams or the raising of additional capital, our business, results of operations and financial condition will be materially adversely affected.

We have a limited operating history, we have incurred significant operating losses, are not profitable, and may never become profitable.

We were formed in May 2014 and we have a history of operating losses since our inception, totaling $4.4 million through September 2015. We do not have any meaningful operations upon which to evaluate our business. To date, we have not yet demonstrated our ability to successfully complete any stage of a clinical trial or obtain regulatory approval. We expect to incur substantial losses and negative operating cash flow for the foreseeable future as we pursue development of our drug candidates, which we do not expect will be commercially available for a number of years, if at all. Our ability to generate future revenues depends on our ability to successfully:

•	Complete research and preclinical development of our product candidates;
•	Collect a sufficient quantity of samples to validate our product candidates;
•	Enter into and maintain long-term relationships with strategic partners on favorable terms;
•	Develop and validate a commercially viable manufacturing process;
•	Launch a product candidate for which we obtain regulatory and marketing approval and obtain market acceptance of such product;
•	Build a sales force and that can adequately create a distribution for our product;
•	Address regulatory changes and market developments in a cost-efficient manner;
•	Receive appropriate reimbursement for therapeutic products;
•	Identify and develop new product candidates;
•	Attract, hire and retain qualified personnel; and
•	React to competing businesses and products in the market.

Even if we succeed in developing and commercializing one or more drug candidates, we expect to incur substantial losses for the foreseeable future and may never become profitable. Our failure to achieve or maintain profitability could negatively impact the value of our common stock.

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Our existing and future debt obligations could impair our liquidity and financial condition, and if we are unable to meet our debt obligations, the lenders could foreclose on our assets.

We currently owe approximately $1 million under the second amended and restated secured promissory note with Stryker and approximately $1 million under the Knight Loan. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Transactions.”

The Knight Loan is secured by a lien on substantially all of our present and future property. In addition, Stryker Biotech has a lien on substantially all of our assets, which is subordinate to the security interest granted to Knight. Our ability to make scheduled payments or to refinance our debt obligations depends on numerous factors, including the amount of our cash reserves and our actual and projected financial and operating performance. These amounts and our performance are subject to certain financial and business factors, as well as prevailing economic and competitive conditions, some of which may be beyond our control. We cannot assure you that we will maintain a level of cash reserves or cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our existing or future indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We cannot assure you that we would be able to take any of these actions, or that these actions would permit us to meet our scheduled debt service obligations. Failure to comply with the conditions of the terms of our lending arrangements with Knight and Stryker could result in an event of default, which could result in an acceleration of amounts due under the applicable agreements. We may not have sufficient funds or may be unable to arrange for additional financing to repay our indebtedness or to make any accelerated payments, and either of those parties could seek to enforce security interests in the collateral securing such indebtedness, which would have a material adverse effect on our business.

The terms of our lending arrangements with Knight and Stryker also subject us to additional obligations and restrictions, including, among others, the following:

•	Requirements for us to raise additional funds;
•	Restrictions on our ability to incur additional debt;
•	Requirements to issue additional equity securities to our lenders;
•	Appointment of Knight as the exclusive distributor for our products in certain territories; and
•	Obligation to pay royalties on in perpetuity on net sales of products generated or derived from any of the assets purchased from Stryker and Stryker Biotech.

These restrictive terms could impair our liquidity, make it more difficult for us to satisfy our other financial obligations, and impair our ability to incur additional financing to fund our business operations. Our future use of cash will be restricted because we will be required to dedicate cash flow to payments on our debt obligations, which will reduce the availability of our cash flow to operate our business. Our loan arrangements may also adversely affect our ability to enter into strategic transactions and similar agreements, or require us to obtain the consent of our lenders. We may also enter into additional debt obligations in the future that may contain similar or more restrictive terms than our arrangements with Knight and Stryker. Any of the above could put us at a competitive disadvantage when compared to our competitors who are not similarly restricted, and could severely impair our ability to implement our business plan. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Principal Transactions.”

Despite our high indebtedness level, we will require substantial additional funding in order to complete the development of our product candidates and, if approved, to commercialize our products. If we are unable to raise capital on acceptable terms, we may be forced to delay, reduce or eliminate these efforts.

We will need to undertake additional preclinical and clinical research in connection with the development of product candidates, and will need to raise additional capital in order to advance such product candidates through clinical trials and, if we obtain regulatory approval, bring those products to market. Developing therapeutics is expensive and, as products move through the regulatory process to commercialization, unanticipated costs often arise. We will need to raise additional capital to continue our operations and commence clinical development of our product candidates. For example, we will likely only be able to file an IND application and initiate Phase 1 clinical trials for CKD or Alport syndrome if we raise sufficient funds to pay our currently outstanding financial obligations and raise an additional $3 million. In order to be able to additionally commence a Phase 2b of Phase 3 clinical trial for OA, we will need to raise another $18 million. We cannot assure you that we will be able to successfully complete any financing on favorable terms, if at all, or commence the trials as planned. A failure to do so would force us to change (or even abandon) our business model or operation plans, which may prevent commercialization of our product candidates and be detrimental to the long-term profitability of the company.

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The process of raising additional capital could divert the attention of our management from the day-to-day operations of the company, which could delay or detract from our ability to commercialize our product candidates, out-license our intellectual property or form strategic partnerships that are critical to our business. We may seek additional funding through a combination of equity offerings, debt financings, government or other third-party arrangements and other collaborations, strategic alliances and licensing arrangements. We may be forced to accept additional capital on non-ideal or onerous terms, which could adversely affect the holdings or the rights of our stockholders. Any future sources of financing will likely involve additional equity issuances, which will have a dilutive effect on our stockholders. If we are unable to obtain additional capital on a timely basis, on favorable terms, or at all, we may be required to significantly delay or discontinue one or more of our research or development programs. We may also be required to relinquish rights to some of our technologies or product candidates. Any of these events may have a material adverse effect on our business, results of operations and financial condition.

There is substantial uncertainty whether we will continue as a going concern, and you could lose your entire investment.

We have experienced losses since inception. As of September 30, 2015 and December 31, 2014 we had an accumulated deficit of approximately $4.4 million and $2.8 million, respectively. We will require additional funding to meet operating expenses and for capital expenditures. The future viability of our company depends on our ability to raise additional capital to finance our operations. We cannot assure you that we will be successful in obtaining sufficient financing on terms acceptable to us to fund continuing operations, if at all. To date, we have funded operations primarily with the proceeds from the issuance of notes payable and founder advances, however, such funds may not be sufficient to continue to fund our operations for foreseeable future. These circumstances raise substantial doubt about our ability to continue as a going concern, and you could lose your entire investment.

We are heavily dependent on the success of our lead BMP-7-based drug candidates, which are still under development, and we cannot be certain that our product candidates will receive regulatory approval or be successfully commercialized even if we receive regulatory approval.

We currently have no products that are approved for commercial sale and we may never be able to develop marketable drug products. BMP-7 is the active pharmaceutical ingredient in each of our lead drug candidates. We expect that a substantial portion of our efforts and expenditures over the next few years will be devoted to these drug candidates. Accordingly, our business currently depends heavily on the successful development, regulatory approval and commercialization of our BMP-7-based drug candidates. We cannot be certain that our drug candidates will receive regulatory approval or be successfully commercialized even if we receive regulatory approval. The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of drug products are, and will remain, subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries, which regulations differ from country to country. We are not permitted to market our drug candidates in the United States until they receive approval of a marketing application from the FDA, or in any foreign countries until they receive the requisite approval from such countries. We have not submitted a marketing application to the FDA or comparable applications to other regulatory authorities and do not expect to be in a position to do so for the foreseeable future. Obtaining approval of a marketing application is an extensive, lengthy, expensive and inherently uncertain process, and the FDA may delay, limit or deny approval of our product candidates for many reasons, including:

•	We may not be able to demonstrate that BMP-7 is safe and effective as a treatment for our targeted indications to the satisfaction of the FDA;
•	The results of our clinical studies may not meet the level of statistical or clinical significance required by the FDA for marketing approval;
•	The FDA may disagree with the number, design, size, conduct or implementation of our clinical studies;
•	The CROs that we retain to conduct clinical studies may take actions outside of our control that materially and adversely impact our clinical studies;
•	The FDA may not find the data from preclinical studies and clinical studies sufficient to demonstrate that the clinical and other benefits of BMP-7 outweigh its safety risks;
•	The FDA may disagree with our interpretation of data from our preclinical studies and clinical studies or may require that we conduct additional studies;
•	The FDA may not accept data generated at our clinical study sites;
•	If our marketing application is reviewed by an advisory committee, the FDA may have difficulties scheduling an advisory committee meeting in a timely manner or the advisory committee may recommend against approval of our application or may recommend that the FDA require, as a condition of approval, additional preclinical studies or clinical studies, limitations on approved labeling or distribution and use restrictions;
•	The FDA may require development of a Risk Evaluation and Mitigation Strategy, or REMS, as a condition of approval;
•	The FDA may identify deficiencies in the manufacturing processes or facilities of our third-party manufacturers; and
•	The FDA may change its approval policies or adopt new regulations.

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Even if we obtain regulatory approvals, the timing or scope of any approvals may prohibit or reduce our ability to commercialize our product candidates successfully. For example, if the approval process takes too long, we may miss market opportunities and give other companies the ability to develop competing products or establish market dominance. Any regulatory approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render our products not commercially viable. For example, regulatory authorities may approve our product candidates for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve our products with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that indication. Further, the FDA may place conditions on approvals including potential requirements or risk management plans and the requirement for a REMS to assure the safe use of the drug. If the FDA concludes a REMS is needed, the sponsor of the marketing application must submit a proposed REMS; the FDA will not approve the application without an approved REMS, if required. A REMS could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription or dispensing of our product candidates.

We may be unable to fulfill our contractual commitments to Stryker and Stryker Biotech. As a result, we may incur significant financial fees and may be required to terminate our agreements with Stryker, Stryker Biotech and others, which would have a material adverse effect on our business, results of operations and financial condition.

In June 2014, we entered into the Stryker Purchase Agreement with Stryker and Stryker Biotech, whereby we acquired certain assets relating to BMP-7, including contract rights, preclinical and clinical data, and more than 450 patents and patent applications related to the use, production and manufacturing of BMP-7. The Stryker Purchase Agreement requires us to make payments to Stryker Biotech upon the achievement of certain developmental and commercialization milestones relating to the acquired assets. In addition, we will be required to pay to Stryker Biotech a royalty on the net sales of products and services utilizing the purchased assets. As we develop our product candidates, we expect to incur significant expenses and increasing operating losses without the ability to generate enough revenue to offset such expenses and losses. In addition, we may be unable to develop or commercialize a viable product candidate. If we are unable to fulfill our debt obligations and our milestone and royalty payment obligations to Stryker Biotech, we would be in default under the Stryker Purchase Agreement, which would have a material adverse effect on our business, results of operations and financial condition. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Principal Transactions – Stryker Agreement.”

Our future success depends on our ability to attract and retain talent for our management team, board of directors and staff.

We currently do not have any employees. We have one full-time consultant, Joseph Hernandez, our Executive Chairman, and several part-time consultants. Mr. Hernandez is currently the only member of our board of directors.

If Mr. Hernandez resigns or becomes unable to continue in his present role and we do not find a suitable replacement, our business operations could be materially and adversely affected. We do not maintain “key man” life insurance for Mr. Hernandez. We also intend to utilize consultants, including Dr. Dean Falb and Dr. Hyun Kim, as well as other executive and administrative personnel that we may hire in the future, to oversee our product development activities. The loss of any of these individuals could materially and adversely affect our business, financial condition and results of operations.

In addition, if we fail to build an effective management team and recruit employees, our operations would be adversely affected, which could cause significant delays in the development of our product candidates. The search to identify additional, qualified individuals to serve on our management team, or to replace any such team members in the future, could be costly, time consuming, and distracting from our core business. There is currently a dearth of qualified executives and skilled personnel in our industry, and as a result, competition for such talent is very strong and many of the companies with which we compete for personnel have greater financial and other resources to dedicate towards attracting and retaining personnel. Any difficulties in these areas could compromise our validation, development, or commercial processes and have a material adverse effect on our business, results of operations, and financial condition.

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We may encounter difficulties in managing our growth, which could slow or halt our operations.

Our success will depend upon the expansion of our operations and our ability to successfully manage our growth (if any). We may be unable to effectively manage the growth of our organization, which may result in weakness or inefficiencies in our infrastructure. Expansion may also require significant capital expenditure that could require us to seek additional capital. This expansion could divert the focus of our management and employees from our core business and divert our financial resources. Any increase in resources devoted to research and product development without a corresponding increase in our operational, financial and management systems could have a material adverse effect on our business, financial condition and results of operations. Our failure to effectively manage our growth could negatively affect our ability to commercialize and effectively market our product candidates, which could have a material adverse effect on our business, results of operations, and financial results.

Clinical trials are very expensive, time-consuming and difficult to design and implement.

All of our current product candidates are based on BMP-7, including the application of BMP-7 technology in OA, CKD, Alport syndrome, and metabolic diseases and the success of our company is based on the viability of this technology and the development of our product candidates. Our CKD, Alport syndrome, and metabolic disease product therapeutic candidates have completed the preclinical development phase but have not entered clinical trials. We cannot predict with any certainty if or when we might submit a marketing application for regulatory approval for any of our therapeutic candidates or whether any such application will be approved by the FDA. Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our drug candidates will take at least several years to complete. Furthermore, success in early stage clinical trials does not assure success in later stage clinical trials. Failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•	Failure to obtain regulatory and IRB approval to commence a trial;
•	Unforeseen safety issues;
•	Issues relating to the determination of appropriate dosing;
•	Lack of effectiveness during clinical trials;
•	Inability to reach agreement on acceptable terms with prospective CROs and clinical trial sites;
•	Slower than expected rates of patient recruitment;
•	Failure to manufacture sufficient quantities of a drug candidate for use in clinical trials;
•	Inability to monitor patients adequately during or after treatment; and
•	Inability or unwillingness of medical investigators to follow our clinical protocols.

Further, our clinical trials may be suspended at any time if it appears that our trials are not being conducted in accordance with regulatory requirements, that we are exposing participants to unacceptable health risks, or if the FDA finds deficiencies in our IND submissions or the conduct of these trials. Therefore, we cannot predict with any certainty the schedule for commencement and completion of future clinical trials. If we experience delays in the commencement or completion of our clinical trials, or if we terminate a clinical trial prior to completion, the commercial prospects of our drug candidates could be harmed, and our ability to generate revenues from the drug candidates may be delayed. In addition, any delays in our clinical trials could increase our costs, slow down the approval process and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may harm our business, financial condition and results of operations.

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Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside our control.

Once we initiate the clinical development of our product candidates, we may encounter delays in enrolling, or be unable to enroll, a sufficient number of patients to complete any of our clinical trials. Even after initial enrollment is complete, we may be unable to retain a sufficient number of patients to complete any of our trials. If patients are unwilling to participate in our clinical trials due to concerns over the safety of the product or for other reasons, the timeline for conducting the trials and obtaining regulatory approval may be delayed. Furthermore, we may also compete for patients with other companies conducting similar clinical trials. Any delays in our future clinical trials could result in increased costs, delays in product development or termination of the clinical trials altogether.

The results of our clinical trials may not support our drug candidate claims.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support the safety and effectiveness of our drug candidates for our targeted indications. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. A failure of a clinical trial to meet its predetermined endpoints would likely cause us to abandon a drug candidate and may delay development of other drug candidates. Of the large number of therapeutic products in development, only a small percentage result in the submission of a marketing application to the FDA and even fewer are eventually approved for commercialization. We have not submitted a marketing application to the FDA or comparable applications to other regulatory authorities. While BMP-7 has been used in humans before, the effect of BMP-7 as a therapeutic in humans has not been extensively tested in OA or CKD and, as a result, the long-term safety, toxicology and efficacy of the therapy with respect to humans remain unknown. If our BMP-7 technology is found to be unsafe in humans, or if it never receives regulatory approval for commercialization, we will be unable to bring our product candidates to market and may never become profitable with our lead technology. Any delay in, or termination of, our clinical trials will delay the filing of our marketing application with the FDA and, ultimately, our ability to commercialize our drug candidates and generate product revenues.

We will rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for our drug candidates.

We will depend on third party sites to conduct our clinical trials. These collaborators will not be our employees and we cannot control the amount or timing of resources that they devote to our programs. Nevertheless, we will be responsible for ensuring that each of our clinical trials is conducted in accordance with regulatory requirements and the applicable protocol. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our drug-development programs, or if their performance is substandard or otherwise fails to satisfy applicable regulatory requirements, the approval of our FDA applications, if any, and our introduction of new drugs, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If our collaborators assist our competitors to our detriment, our competitive position would be harmed. If any of our relationships with these third-party collaborators terminate, we may not be able to enter into arrangements with alternative third parties on commercially reasonable terms, or at all. Switching or adding additional third parties to our clinical trial programs can involve substantial costs and require extensive management time and focus.

We may fail to obtain orphan drug status for our product candidates.

We intend to seek orphan drug status from the FDA for our product candidate for Alport syndrome. Alport syndrome therapies are eligible for orphan drug status under the Orphan Drug Act of 1983. The orphan drug status gives the manufacturer specific financial incentives to develop a pharmacological agent. If a product that has an orphan drug designation receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications to market the same medication for the same indication, except in very limited circumstances, for seven years. Failure to obtain an orphan drug designation for our Alport syndrome therapeutic candidate may have a material adverse effect on our business, results of operations and financial condition.

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We cannot predict if or when we will receive regulatory approval to commercialize a therapeutic product candidate.

We cannot commercialize a product candidate until the appropriate regulatory authorities, such as the FDA, have reviewed and approved the product candidate. Even if our product candidates demonstrate efficacy in clinical trials, regulatory agencies may not complete their review processes in a timely manner, and we may not be able to obtain regulatory approval. We may never receive regulatory approval for any of our product candidates. Additional delays may result if an FDA advisory committee or other regulatory authority recommends non-approval or restrictions on approval. In addition, we may experience delays or rejections based upon additional government regulation from future legislation or administrative action, or changes in regulatory agency policy during the period of product development, clinical trials, or the review process. Regulatory agencies also may approve a product candidate for fewer or more limited indications than requested or may grant approval subject to the performance of post-marketing studies. In addition, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of our treatment candidates. Delays or failure to obtain necessary regulatory approvals would have a material adverse effect on our business, results of operations, and financial condition.

Even if we obtain regulatory approval for a product candidate, we will remain subject to extensive regulatory scrutiny.

Even if we obtain regulatory approval in the United States for our product candidates, the FDA and other regulatory agencies may still impose significant restrictions or delays, including restrictions of patient population or indications or additional costly studies. Any changes to the approved product or its labeling or manufacturing process would require FDA approval. In particular, given the complexity of biologic products, biochemical methods are generally inefficient in defining a “well characterized” material; thus, it is crucial that the manufacturing methods are tightly controlled to ensure the production of a biologic product consistent with the one used throughout clinical trials and demonstrated to be safe and effective.

In addition, any advertisements or promotions must comply with FDA regulations and are subject to FDA review as well as state and federal laws. Drug product manufacturers are subject to continual review and inspection by the FDA and other regulatory authorities to comply with cGMP. If the FDA or other regulatory authority finds previously undiscovered compliance issues with products, such as unanticipated adverse effects or issues with the manufacturing facility, the FDA or other regulatory authority may, for example, impose civil or criminal penalties, suspend or withdraw regulatory approval, or seize our products. Any government investigation of alleged violations of law could require us to expend significant time and resources in response, could result in litigation and litigation-related expense and could generate negative publicity. The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates and generate revenue, which would have a material adverse effect on our business, results of operations and financial condition.

We intend to rely exclusively on third parties to formulate and manufacture our drug candidates. The commercialization of any of our drug candidates could be stopped, delayed or made less profitable if those third parties fail to provide us with sufficient quantities of product or fail to do so in sufficient quantities or at acceptable prices.

We have no experience in drug formulation or manufacturing and do not intend to establish our own manufacturing facilities. We lack the resources and expertise to formulate or manufacture our own drug candidates. We currently have no agreements for the clinical or commercial scale manufacture of our drug candidates. We intend to enter into agreements with one or more manufacturers to manufacture, supply, store and distribute drug supplies for our clinical trials. However, we may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval, if any.

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Our third-party manufacturers might be unable to formulate and manufacture our drugs in the volume and of the quality required to meet our clinical needs and commercial needs, if any. They may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products. Drug manufacturers are also subject to ongoing periodic unannounced inspection by the FDA, the Drug Enforcement Administration, and corresponding state agencies to ensure strict compliance with cGMP regulations and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers’ compliance with these regulations and standards. Each of these risks could delay our clinical trials, the approval, if any, of our drug candidates by the FDA or the commercialization of our drug candidates or result in higher costs or deprive us of potential product revenues. Some of these events could be the basis for action from regulatory authorities, including injunction, or partial or total suspension of our production.

In addition, there may be situations where raw materials are only available from one supplier, or, while a raw material can be sourced from multiple manufacturers, only one supplier is qualified due to quality assurance, cost or other considerations. Although manufacturers will work closely with suppliers, there may nonetheless be events that cause supply interruption, reduction or termination that adversely impacts our ability to manufacture and sell certain products. Moreover, to the extent we rely on third parties as sole suppliers of critical materials used in our development and production process, we cannot be certain that we would be able to find alternative sources if our suppliers are no longer able to provide these materials. If we are unable to procure necessary raw materials, we could experience an interruption to our operations, which may have a material adverse effect on our business, results of operations and financial condition.

We have no experience selling, marketing or distributing products and no internal capability to do so.

We currently have no internal sales, marketing or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of our proposed products. Our future success will depend, in part, on our ability to enter into and maintain relationships with third party collaborators that have such capabilities, the collaborators’ strategic interest in the products under development and such collaborators’ ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sale and marketing of our products if and when they are approved; however, we cannot assure you that we will be able to establish or maintain such collaborative arrangements, or if able to do so, that they will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of our proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. In addition, there can also be no assurance that we will be able to market and sell our products in the United States or overseas.

We are subject to uncertainty relating to reimbursement policies that, if not favorable to our drug candidates, could hinder or prevent our products’ commercial success.

Our ability to commercialize our drug candidates successfully will depend in part on the extent to which governmental authorities, private health insurers and other third-party payors establish appropriate coverage and reimbursement levels for our drug candidates and related treatments. As a threshold for coverage and reimbursement, third-party payors generally require that drug products be approved for marketing by the FDA. Third-party payors also are increasingly challenging the effectiveness of and prices charged for medical products and services. We may not be able to obtain third-party coverage or reimbursement for our products in whole or in part.

In March 2010, the ACA became law in the United States. The goal of the ACA is to reduce the cost of health care and substantially change the way health care is financed by both governmental and private insurers. Although we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the ACA may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of our product candidates. In addition, some members of the United States Congress have been seeking to overturn at least portions of the ACA and we expect they will continue to review and assess this legislation and alternative health care reform proposals. We cannot predict whether new proposals will be made or adopted, when they may be adopted or what impact they may have on us if they are adopted. Any of these developments and events could have a material adverse effect on our business, results of operations and financial condition.

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Physicians and patients may not accept and use our drugs.

Even if the FDA approves one or more of our drug candidates, physicians and patients may not accept and use them. Acceptance and use of our products will depend upon a number of factors including perceptions by members of the health care community, including physicians, about the safety and effectiveness of our drug, the cost-effectiveness of our product relative to competing products, the availability of reimbursement for our product from government or other healthcare payors, and the effectiveness of marketing and distribution efforts by us and our licensees and distributors, if any. Because we expect sales of our current drug candidates, if approved, to generate substantially all of our product revenues for the foreseeable future, the failure of these drugs to find market acceptance would harm our business and could require us to seek additional financing.

We face significant competition from other biotechnology and pharmaceutical companies, and our business, results of operations and financial condition will suffer if we fail to compete effectively.

The biotechnology and pharmaceutical space is highly competitive. We have competitors in the therapeutic space in both the United States and internationally. We are aware of several other companies that are developing BMP-7 based therapeutics, as well as companies that have therapeutic products for our target indications. Competitors with OA products in development include Novartis International AG, Abbott Laboratories, Pfizer, Inc., Amgen, Sanofi-Aventis, and Merck & Co., Inc. Competitors with CKD products in development include Novartis International AG, Bayer AG, ProMetic Life Sciences, Galectin Therapeutics Inc., La Jolla Pharmaceutical Company, Regulus Therapeutics, Inc., Thrasos Therapeutics, Inc., and Lantheus Medical Imaging. Competitors with metabolic disease products in development include Novo Nordisk, Novartis International AG, Abbott Laboratories, Pfizer, Inc., Amgen, Sanofi-Aventis, and Merck & Co., Inc. Many of these and other competitors draw from substantially greater financial, scientific and other resources, including a large development staff, a built-out marketing operation, experienced manufacturers, as well as stronger and more strategic relationships and partnerships within the industry. Any of our competitors could succeed in developing a therapeutic product that is more effective, less costly or more marketable or integrates more easily into the standard of care. Our competitors could commercialize and market their products sooner than us, and we could have difficulty in converting physicians to our product. Once other competing products are established, our product candidates would have to show incremental efficacy or price point advantage in order to convert physicians to our product candidates. The inability to do so, or the extra effort required to do so, could have a material adverse effect on our business, results of operations, and financial condition.

We are subject to federal and state healthcare fraud and abuse laws, false claims laws, and health information privacy and security laws, and other regulations, which could expose us to criminal sanctions, civil penalties, contractual damages reputational harm and diminished profits and future earnings if we are unable to fully comply with such laws.

We are subject to numerous laws and regulations that may affect our ability to operate. These include, for example:

•	The federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from soliciting, receiving, offering, or providing remuneration, directly or indirectly, in return for or to induce either the referral of an individual for, or the purchase order or recommendation of, any item or services for which payment may be made under a federal health care program such as the Medicare and Medicaid programs;
•	The federal physician self-referral prohibition, commonly known as the Stark Law, which prohibits physicians from referring Medicare or Medicaid patients to providers of “designated health services” with whom the physician or a member of the physician’s immediate family has an ownership interest or compensation arrangement, unless a statutory or regulatory exception applies;
•	The federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), which established federal crimes for knowingly and willfully executing a scheme to defraud any health care benefit program or making false statements in connection with the delivery of or payment for health care benefits, items, or services;
•	HIPAA, as amended by the Health Information Technology and Clinical Health Act and its implementing regulations, which imposes certain requirements relating to the privacy, security, and transmission of individually identifiable health information;
•	Federal false claims laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent, and which may apply to entities like us to the extent that our interactions with customers may affect their billing or coding practices;
•	The federal Open Payments program, created under Section 6002 of the ACA and its implementing regulations requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the United States Department of Health and Human Services (“HHS”) information related to “payments or other transfers of value” made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and applicable manufacturers and applicable group purchasing organizations to report annually to HHS ownership and investment interests held by physicians and their immediate family members;
•	The Foreign Corrupt Practices Act, a U.S. law which regulates certain financial relationships with foreign government officials (which could include, for example, certain medical professionals); and
•	State law equivalents of each of the above federal laws, such as anti-kickback and false claims laws, which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

If our operations are found to be in violation of any of these laws and regulations, we may be subject to any applicable penalty associated with the violation, including civil and criminal penalties, damages and fines, and/or exclusion from participation in Medicare, Medi-Cal, or other state or federal health care programs, we could be required to refund payments received by us, and we could be required to curtail or cease our operations. Any of the foregoing consequences could have a material adverse effect on our business, results of operations, and financial condition.

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We may be faced with product liability lawsuits, and may be required to limit commercialization of our products in response.

The testing and marketing of medical products entails an inherent risk of product liability. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. While we intend to obtain product liability insurance prior to commencement of any future clinical trials, we do not currently have product liability insurance. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with collaborators.

We may be exposed to liability claims associated with the use of hazardous materials and chemicals.

Our research and development activities may involve the controlled use of hazardous materials and chemicals. Although we intend to comply with safety procedures for using, storing, handling and disposing of these materials in accordance with federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely affect our business, financial condition and results of operations. In addition, the federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially adversely affect our business, financial condition and results of operations.

Guidelines and recommendations published by various organizations can reduce the use of our product candidates.

Government agencies promulgate regulations and guidelines directly applicable to us and to our product candidates. In addition, professional societies, practice management groups, private health and science foundations and organizations involved in various diseases from time to time may also publish guidelines or recommendations to the healthcare and patient communities. Recommendations of government agencies or these other groups or organizations may relate to such matters as usage, dosage, route of administration and use of concomitant therapies. Recommendations or guidelines suggesting the reduced use of our product candidates or the use of competitive or alternative products as the standard of care to be followed by patients and healthcare providers could result in decreased use of our product candidates.

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We rely on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Our internal computer systems and those of third parties with which we contract are vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. System failures, accidents or security breaches could cause interruptions in our operations, and could result in a material disruption of our clinical activities and business operations, in addition to possibly requiring substantial expenditures of resources to remedy. The loss of clinical trial data could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and our development programs and the development of our product candidates could be delayed.

We may face interruptions in product supply, or inventory loss.

Our product candidates will likely be manufactured and distributed using technically complex processes requiring specialized facilities, specific raw materials and other production constraints. The complexity of these processes, as well as strict company and government standards for the manufacture and storage of our future products, will subject us to production risks. While product batches released for use in clinical trials will undergo sample testing, some defects may only be identified following product release. In addition, process deviations or unanticipated effects of approved process changes may result in these intermediate products not complying with stability requirements or specifications. Our product candidates will also need to be stored and transported at temperatures within a certain range. If environmental conditions deviate, our product candidates’ remaining shelf-lives could be impaired or their efficacy and safety could be adversely affected. The occurrence or suspected occurrence of production and distribution difficulties can lead to lost inventories, and in some cases, product recalls, with consequential reputational damage, and the risk of product liability. The investigation and remediation of any identified problems can cause production delays, substantial expense, lost sales, and delays of new product launches. Any interruption in the supply of finished products or the loss thereof and any unforeseen failure in the storage of the product or loss in supply could delay our clinical trials and, if our product candidates are approved, result in a loss of our market share. Any of these events could have a material adverse effect on our business, results of operations, and financial condition.

We may never form any long-term partnership deals due to our clinical program results, the perceived value of our intellectual property or the competitive environment of therapeutics.

We may never be able to engage a pharmaceutical or biotech partner to move forward and form a long-term partnership. Our clinical data may not be clinically relevant to potential partners or the results of our preclinical and clinical work may not be sufficient to develop clinically viable products. Potential partners may not perceive any value in the intellectual property that we have licensed, or the competitive environment may change such that our intellectual property or clinical programs are believed to be lacking in value or not having a market opportunity. Our inability to form such partnerships, as needed, may have a material adverse effect on our business, results of operations and financial condition.

We may seek to grow our business through acquisitions of other companies, products or technologies, and the failure to manage acquisitions, or the failure to integrate them with our existing business, could harm our business, financial condition and operating results.

From time to time, we may consider opportunities to acquire other companies, products or technologies that may enhance our product platform or technology, expand the breadth of our markets or customer base, or advance our business strategies. Potential acquisitions involve numerous risks, including:

•	Problems assimilating the acquired products or technologies;
•	Issues maintaining uniform standards, procedures, controls and policies;
•	Unanticipated costs associated with acquisitions;
•	Diversion of management's attention from our existing business;
•	Risks associated with entering new markets in which we have limited or no experience;
•	Increased legal and accounting costs relating to the acquisitions or compliance with regulatory matters; and
•	Unanticipated or undisclosed liabilities of any target.

We have no current commitments with respect to any acquisition. We do not know if we will be able to identify acquisitions we deem suitable, whether we will be able to successfully complete any such acquisitions on favorable terms or at all, or whether we will be able to successfully integrate any acquired products or technologies. Our potential inability to integrate any acquired products or technologies effectively may adversely affect our business, operating results and financial condition.

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Our exclusive distribution arrangement may not provide the benefits we anticipate.

We entered into a distribution agreement with Knight to market our products in Canada, Israel, Russia and sub-Saharan Africa, however, since we have yet to receive regulatory approval to commercialize our products in any territory, Knight is currently not marketing, selling or distributing any of our products. Additionally, although Knight has the exclusive right to distribute our products in the covered countries, the distribution agreement does not require Knight to sell our products exclusively, and therefore, Knight is free to sell products of our competitors. Because we have not yet received regulatory approval, we are not yet able to assess Knight’s performance in distributing our products in the covered countries, and it may take an extended period of time for us to accurately assess their performance under the distribution agreement. Additionally, because the agreement with Knight is exclusive and has an initial ten year term, we will have limited ability to terminate the agreement with Knight or to contract with any other distributor for Canada, Israel, Russia and sub-Saharan Africa. If Knight fails to perform satisfactorily under the distribution agreement, our ability to commercialize in these countries could be adversely affected.

Risks Related to Our Intellectual Property

Our failure to comply with our obligations in the agreements under which we acquired or license intellectual property rights from third parties could cause us to lose intellectual property rights that are critical to our business.

We have acquired our portfolio of intellectual property rights through the Stryker Purchase Agreement and a license agreement with Joslin. These intellectual property rights are important to the development of our business. We have obligations under the Stryker Purchase Agreement and license agreement with Joslin that we must meet. Our failure to meet the terms of these agreements could result in revocation of our intellectual property rights, which would have a material adverse effect on our business, results of operations and financial condition.

We expect that we may need to enter into additional licensing agreements in the future as we develop and build our therapeutic product candidates and move them towards commercialization. We may be unable to obtain key licenses on commercially reasonable terms, if at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected therapeutic product candidates, which would have a material adverse effect on our business, results of operations and financial condition.

Licensing intellectual property is critical to our business and involves complex legal, business and scientific issues. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including disputes related to the scope of rights granted under the agreement. Disputes with our licensors may hinder our ability to maintain our current licensing arrangements on acceptable terms, which may jeopardize the successful development and commercialization of the affected therapeutic product candidates and have a material adverse effect our business, results of operations, and financial condition.

Our proprietary rights may not adequately protect our intellectual property and potential products, and, if we cannot obtain adequate protection of our intellectual property and potential products, we may not be able to successfully market our potential products.

Our commercial success will depend in part on obtaining and maintaining intellectual property protection for our products, formulations, processes, methods and other technologies. We will only be able to protect these technologies and products from unauthorized use by third parties to the extent that valid and enforceable intellectual property rights, including patents, cover them, or other market exclusionary rights apply.

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The patent positions of pharmaceutical companies, like ours, can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies’ patents has emerged to date in the United States. The general environment for pharmaceutical patents outside the United States also involves significant uncertainty. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced, or that the scope of these patent rights could provide a sufficient degree of future protection that could permit us to gain or keep our competitive advantage with respect to these products and technology. For example, we cannot predict:

•	The degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to make, use, sell, offer to sell or import competitive products without infringing our patents;
•	If and when patents will issue;
•	Whether or not others will obtain patents claiming inventions similar to those covered by our patents and patent applications; or
•	Whether we will need to initiate litigation or administrative proceedings in connection with patent rights, which may be costly whether we win or lose.

The patents we have licensed may be subject to challenge and possibly invalidated or rendered unenforceable by third parties. In addition, others may independently develop similar or alternative products and technologies that may be outside the scope of our intellectual property. Furthermore, others may have invented technology claimed by our patents before we or our licensors did so, and they may have filed patents claiming such technology before we did so, weakening our ability to obtain and maintain patent protection for such technology. Should third parties obtain patent rights to similar products or technology, this may have an adverse effect on our business.

We may also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. Trade secrets, however, are difficult to protect. While we believe that we will use reasonable efforts to protect our trade secrets, our own or our strategic partners’ employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors. We seek to protect this information, in part, through the use of non-disclosure and confidentiality agreements with employees, consultants, advisors and others. These agreements may be breached, and we may not have adequate remedies for a breach. In addition, we cannot ensure that those agreements will provide adequate protection for our trade secrets, know-how or other proprietary information or prevent their unauthorized use or disclosure.

To the extent that consultants or key employees apply technological information independently developed by them or by others to our potential products, disputes may arise as to the proprietary rights in such information, which may not be resolved in our favor. Consultants and key employees that work with our confidential and proprietary technologies are required to assign all intellectual property rights in their discoveries to us. However, these consultants or key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors. If our trade secrets become known to competitors with greater experience and financial resources, the competitors may copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies. If we were to prosecute a claim that a third party had illegally obtained and was using our trade secrets, it could be expensive and time consuming and the outcome could be unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets than courts in the United States. Moreover, if our competitors independently develop equivalent knowledge, we would lack any legal or contractual claim to prevent them from using such information, and our business could be harmed.

We may be involved in lawsuits relating to intellectual property, which may prevent or delay our development and commercialization efforts and could be expensive, time consuming and unsuccessful.

Disputes relating to ownership of intellectual property in the fields biotechnology and pharmaceutical fields often lead to litigation. We may be involved in lawsuits relating to intellectual property, either to protect or enforce our current or future patents or the patents of our licensors, or to defend against third party claims of intellectual property infringement. Litigation can be expensive and time-consuming, cause a substantial diversion of our resources and time, and could distract management focus from critical decisions, lead to disclosure of our confidential information, and damage the perception of our business by investors and potential partners, which may prevent or delay our development and commercialization efforts and could be expensive, time consuming and unsuccessful.

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Changes in United States patent law could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

Recent patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act, or Leahy-Smith Act, signed into law on September 16, 2011, could increase the uncertainties and costs inherent in protecting our intellectual property portfolio. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications are prosecuted and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. In addition, the Leahy-Smith Act has transformed the United States patent system into a “first-to-file” system. The first-to-file provisions, however, only became effective on March 16, 2013. Accordingly, it is not yet clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could make it more difficult to obtain patent protection for our technology and could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any patents we obtain, all of which could harm our business, results of operations and financial condition.

The United States Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents once obtained. Depending on future actions by the United States Congress, the federal courts, and the United States Patent and Trademark Office, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce any patents that we might obtain in the future.

Risks Related to Ownership of Our Common Stock

Mr. Hernandez owns a significant percentage of our outstanding common stock. If the ownership of our common stock continues to be highly concentrated in Mr. Hernandez or other members of management, it may prevent other stockholders from influencing significant corporate decisions.

Mr. Hernandez currently owns approximately 90% of the outstanding shares of our common stock. As a result, Mr. Hernandez will exercise significant control over matters requiring stockholder approval, including the election of our board of directors, the approval of mergers and other extraordinary transactions, as well as the terms of any of these transactions. This concentration of ownership could have the effect of delaying or preventing a change in control of our company or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could in turn have an adverse effect on the fair market value of our company and our common stock. The interests of these and other of our existing stockholders may conflict with the interests of our other stockholders.

The market price of our common stock may be highly volatile.

It is likely that the trading price of our common stock will be volatile. Our stock price could fluctuate in response to a number of events, including the following:

•	Inability to develop viable product candidates;
•	Adverse results or delays in the preclinical testing or clinical trials for our candidate therapeutic products;
•	Any delay in filing IND applications or other regulatory filings;
•	Inability to obtain regulatory approvals;
•	Inability to obtain financing;
•	Failure to create critical strategic partnerships in the industry;
•	Difficulty or delays in building a sales and marketing capability;
•	Changes in valuations of key competitors;
•	Adverse clinical trial results from key competitors;
•	Introduction of new products, services or technologies by key competitors;
•	Inability to obtain adequate supply of materials for products or inability to manufacture products at a competitive price point;
•	Additions or departures of key scientific or management personnel;
•	Reports of adverse events in other BMP-7 products;
•	The general perception of the biotechnology and pharmaceutical industry by the investment community;
•	Claims of intellectual property infringement or product liability claims;
•	Changes in laws or regulations applicable to our intellectual property rights or product candidates;
•	Failure to meet financial projections and business milestones that we have set forth;
•	Announcement of strategic partnerships, joint ventures, additional investments, or acquisition deals;
•	Termination or breach of material agreements with third parties, such as our agreements with Stryker;
•	Sales of our common stock by us or our stockholders in the future; and
•	Trading volume of our common stock.

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Broad market and industry factors may also negatively affect the market price of our common stock, regardless of our actual operating performance. In the past, companies have faced securities class action litigation following a decline in the market of its securities. This risk is especially relevant for us because biotechnology and pharmaceutical companies have experienced significant stock price volatility in recent years, and we expect the trading price for our common stock to experience significant volatility. If we face such litigation, we could devote significant financial and human resources, which may have a material adverse effect on our business, results of operations, and financial condition.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and may require attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We will face increased administrative costs as a public company.

As a result of the American Merger, we are a public reporting company. We will incur significant legal, accounting and other expenses in order to comply with the Sarbanes-Oxley Act and other rules implemented by the SEC that we did not incur as a private company. For example, we will adopt additional internal controls and disclosures controls and procedures, will need to purchase director and officer liability insurance, and we may incur internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under the securities laws. An increase in any of these costs could have a material adverse effect on our business, results of operations and financial condition.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our ordinary shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If no securities or industry analysts commence coverage of us, the trading price for our ordinary shares may be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion, our business model or the performance and price of our ordinary shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which would likely cause the price and volume of our ordinary shares to decline.

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Future sales and issuances of our common stock or rights to purchase common stock, and the issuance of additional shares of common stock to Stryker Corporation pursuant to the anti-dilution provisions in the Stryker Purchase Agreement, will result in additional dilution for our stockholders and could cause our stock price to fall.

We expect that we will need significant additional capital in the future to continue along our development process towards approval and subsequent commercialization of our therapeutic product candidates. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. In addition, we may issue additional shares of common stock pursuant to equity plans that we intend to adopt in the future. If we issue common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. In addition, as described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Principal Transactions – Stryker Agreement,” pursuant to certain anti-dilution rights afforded to Stryker in connection with the Stryker Purchase Agreement, until we raise at least $10,000,000 of equity financing in a single transaction or a series of transactions, we will be required to issue additional shares of common stock to Stryker to protect Stryker against dilution of its 5% equity interest in the Company. Any future issuance of our common stock may result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Because we have no current plan to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We have never declared or paid any cash dividends on our common stock and do not currently intend to declare or pay any cash dividends for the foreseeable future. We intend to retain future earnings, if any, for future operations, expansion and debt repayment and have no current plan to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

Anti-takeover provisions of Delaware law and our charter documents may make potential acquisitions more difficult and could result in the entrenchment of management.

We are incorporated in Delaware. Anti-takeover provisions of Delaware law may make a change in control or efforts to remove our board of directors more difficult. Also, under Delaware law, our management may adopt additional anti-takeover measures. These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. After the consummation of the American Merger, we may amend our charter documents to include additional anti-takeover provisions. In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person first becomes an “interested stockholder,” unless the business combination is approved in a prescribed manner. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders.

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Our securities are restricted securities with limited transferability. There is not now, and there may never be, an active market for our common stock and we cannot assure you that our common stock become liquid or that it will be listed on a national securities exchange or NASDAQ.

Our securities should be considered a long-term, illiquid investment. Our common stock has not been registered under the Securities Act of 1933, as amended or registered or qualified under any state securities laws. Accordingly, shares of our common stock are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. Because of these restrictions, a stockholder will likely find it difficult to liquidate an investment in our common stock.

There currently is no liquid market for our common stock and it is not listed on any national securities exchange or NASDAQ. An investor may find it difficult to obtain accurate quotations as to the market value of the common stock and trading of our common stock may be extremely sporadic. For example, several days (or more) may pass before any shares may be traded. A more active market for our common stock may never develop. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The designation of our common stock as a “penny stock” would limit the liquidity of our common stock.

Our common stock may be deemed a “penny stock” (as that term is defined under rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

Future issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. We may raise additional funds through the issuance of equity securities or debt securities that convert into equity. The issuance of these securities could substantially dilute the holdings of our stockholders. Furthermore, the terms of these securities may contain liquidation preferences or other preferences that adversely affect the rights of stockholders. The market price of our common stock may also decline if we issue additional securities, whether equity or debt. If we incur additional debt by issuing debt securities, a significant portion of our cash flow may be committed to the payment of principal and interest to cover such indebtedness, and we may be subject to restrictive financial covenants which would inhibit our ability to incur additional debt, issue additional equity or license, and acquire or dispose of strategic assets, such as intellectual property assets. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

Sales of our common stock under Rule 144 could reduce the price of our stock.

Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of this Report on Form 8-K. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on certificates for the shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act. If substantial amounts of our common stock become available for resale under Rule 144 once a market has developed for our common stock, the then-prevailing market prices for our common stock may be reduced.

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We have no independent audit committee. Our full board of directors (currently comprised of only one director) functions as our audit committee and our sole director is not considered independent, which may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

We are not required to have an audit committee and have not established one. Our full board of directors functions as our audit committee and is comprised of one director that is not considered “independent” in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing a company’s processes relating to its risks and control environment, overseeing financial reporting and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent our board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee’s responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised.

We are at risk of securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because pharmaceutical companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Risks Related to the American Merger

Because the American Merger was a reverse merger, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares of common stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our capital stock or business. Because we became a public reporting operating company through a reverse merger, there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to provide analyst coverage of our capital stock or business in the future.

We are subject to risks arising out of the American Merger.

Even though we and our advisers conducted a due diligence investigation of American Home Alliance Corporation prior to committing to the American Merger, there may be liabilities related to American Home Alliance Corporation’s business that may become material liabilities to which we are subject in the future. If we are subject to material liability as a result of the conduct of American Home Alliance Corporation, we may have limited recourse for such liabilities, which could have a material impact on our business and stock price.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with and our financial statements and the related notes appearing elsewhere in this Report. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions, such as our plans, objectives, expectations, intentions and beliefs. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this Report.

Overview

We are a biopharmaceutical company focused primarily on the clinical application of BMP-7 in the treatment of OA, organ fibrosis, including CKD and Alport syndrome, and metabolic diseases. The Company will seek to raise capital in order to complete a Phase 2b or Phase 3 trial of BMP-7 in OA, and to file for INDs for CKD, Alport syndrome, and metabolic diseases and conduct Phase 1 trials for these indications. We also intend to seek orphan drug status for BMP-7 as a treatment for Alport syndrome, which, if granted, will provide us with seven years of market exclusivity in the United States under the Orphan Drug Act of 1983. We can provide no assurance that we will be able to raise sufficient capital through equity or debt financings on acceptable terms, if at all, and we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts.

We do not have any products approved for sale and have not generated any revenue. We expect to incur significant expenses and increase our operating and net losses for the foreseeable future. Since our inception, our operations have been funded primarily by our founder, Joseph Hernandez, as discussed in “Certain Relationships and Related Party Transactions”, and a debt financing by Knight Therapeutics, Inc. We have devoted substantially all of our resources to acquiring pharmaceutical technologies, raising interim debt financing and assembling a scientific advisory board with expertise in BMP-7 biology and experience in biotechnology and drug development.

We intend to continue implementing our business strategy, including the clinical development BMP-7 in OA, CKD, Alport syndrome, and metabolic diseases. As part of our business strategy, we intend to use clinical research organizations and other third parties to perform our clinical activities and manufacturing. We can provide no assurance that we will be able to enter into relationships with third parties on acceptable terms, if at all. We anticipate utilizing consultants, including Dr. Dean Falb (our Chief Scientific Officer) and Dr. Hyun Kim (our Vice President of Clinical Development), and other executive and administrative personnel that we may hire in the future, to oversee these activities. We will continue to leverage our current relationships with consultants and will utilize the expertise of the scientists who make up our scientific advisory board.

Our History

We are a Delaware corporation originally incorporated on January 20, 1987 under the name Imperial Group I, LTD. In March 1991, we changed our name to Ancona Group, Ltd., and on September 30, 1993, we changed our name to American Home Alliance Corporation. Until the consummations of the transactions described below, we were a “shell” company registered under the Exchange Act with no specific business plan or purpose.

On February 2, 2016, Ember merged into a subsidiary of American Home Alliance Corporation, a shell company. As a result of the merger, Ember became the wholly-owned subsidiary American Home Alliance Corporation and subsequently merged with and into American Home Alliance Corporation (such merger, the “American Merger”). Upon the effectiveness of the American Merger, American Home Alliance Corporation’s prior business plan was abandoned and it adopted the business plan of Ember. The transaction was accounted for as a reverse acquisition with Ember as the acquiring party and American Home Alliance Corporation as the acquired party. Accordingly, when we refer to our business and financial information relating to periods prior to the American Merger, we are referring to the business and financial information of Ember, unless otherwise indicated.

Ember was the product of a merger between Mariel Therapeutics, Inc. (“Mariel”) and Ember Therapeutics, Inc. (“Pre-Ember”). Mariel was incorporated in Delaware on May 14, 2014. In June 2014, Mariel entered into an agreement with Stryker Corporation (“Stryker”) and Stryker’s affiliate, Stryker Biotech L.L.C. (“Stryker Biotech”), pursuant to which Mariel acquired certain assets relating to BMP-7, including contract rights, preclinical and clinical data, and more than 450 patents and patent applications related to BMP-7 use, production and manufacturing. Mariel’s operations focused primarily on acquiring know-how, materials and intellectual property rights relating to BMP-7 and developing strategic company plans to develop therapeutic product candidates.

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Pre-Ember was originally incorporated on September 22, 2010. Pre-Ember was a development stage company focused primarily on metabolism biology, including the use of BMP for weight control and as a treatment for insulin resistance and the development of novel subcutaneous delivery formulations for BMP-7.

On March 11, 2015, Mariel acquired 100% of the outstanding shares of Pre-Ember through a merger of Pre-Ember with Mariel’s wholly owned subsidiary, Ember Acquisition Corp. (“Merger Sub”). In exchange, Mariel issued to Third Rock Ventures II, L.P. (“Third Rock”), an entity that held all of Pre-Ember’s outstanding preferred stock, $2,000,000 of 8% convertible notes due March 11, 2018, plus the right to receive certain contingent consideration. Upon the merger of Pre-Ember and Merger Sub, Pre-Ember became a wholly-owned subsidiary of Mariel. In October 2015, Mariel merged with and into Pre-Ember (the “Ember/Mariel Merger”), with Pre-Ember as the surviving entity and thereafter referred to in this Report as “Ember.” For additional information relating to the Ember/Mariel Merger and related transactions, see “Principal Transactions” below.

All references in this Report to “Pre-Ember” refer to Ember Therapeutics, Inc. prior to the merger of Mariel with and into Pre-Ember. All references to “Ember,” “we,” “us,” or “our” in this Report refer to the entity resulting from the Ember/Mariel Merger and, where applicable, the American Merger. Please refer to “Principal Transactions” below for additional information about the transactions described above.

Principal Transactions

Stryker Agreement

In June 2014, Mariel entered into an asset purchase agreement (the “Stryker Purchase Agreement”) with Stryker and Stryker Biotech whereby Mariel purchased certain assets relating to BMP-7, including contract rights, preclinical and clinical data, and more than 450 patents and patent applications related to the use, production and manufacturing of BMP-7.

Mariel agreed to pay Stryker Biotech an upfront purchase price, royalty payments, and milestone payments. The upfront purchase price consisted of (1) a secured promissory note in the original principal amount of $500,000 (the “First Installment”), (2) a deferred payment of $500,000, which was to be paid upon completion of the transfer of the purchased technology to Mariel (the “Second Installment”), and (3) a deferred payment of $500,000, which was to be paid on the earlier of December 31, 2014 and the completion of an initial public offering by Mariel (the “Third Installment”). The promissory note tendered as the First Installment was amended and restated as of June 30, 2014. Interest on the principal balance of the amended and restated promissory note accrued at a rate of 5% per annum through July 14, 2014 and, thereafter, at a rate of 18% per annum. The amended and restated promissory note was secured by the assets purchased pursuant to the Stryker Purchase Agreement and all of Mariel’s cash and accounts, among other things. The amended and restated promissory note matured on July 31, 2014. In August 2014, Joseph Hernandez, on behalf of Mariel, paid Stryker Biotech $100,000 toward the outstanding balance under the amended and restated promissory note. Mariel’s obligation to pay the Second Installment was voided because Stryker was unable to transfer certain purchased technology to Mariel. The Third Installment was not paid on its due date of December 31, 2014 and, as a result, interest on the principal balance of the Third Installment was accrued at a rate of 15% per annum.

In August 2015, Mariel and Pre-Ember jointly issued a second amended and restated secured promissory note to Stryker Biotech in the original principal amount of $1,013,216, consisting of (1) the unpaid balance of the First Installment, (2) the unpaid balance of the Third Installment and (3) interest that had accrued on such amounts. Interest on the principal balance of the second amended and restated promissory note accrues at a rate of 8% per annum, and the promissory note matures on August 3, 2016. The second amended and restated promissory note is secured by the assets purchased pursuant to the Stryker Purchase Agreement and all of Mariel’s and Pre-Ember’s cash and accounts, among other things. Joseph Hernandez provided a personal guaranty with respect to $400,000 of Mariel’s payment obligation under the second amended and restated note.

In addition to the upfront purchase price, Mariel agreed to pay Stryker Biotech royalties at a low- to mid-single-digit rate on net sales of products that are generated or derived from any of the assets purchased from Stryker and Stryker Biotech. These royalties are payable in perpetuity. Mariel is also required to make payments to Stryker Biotech upon the achievement of certain developmental and commercial milestones relating to products that are generated or derived from any of the purchased assets, including, without limitation, achieving certain net sales thresholds during a calendar year. If we achieve all of the developmental and commercial milestones, the aggregate amount of the milestone payments due to Stryker Biotech will be $81,500,000.

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As consideration for the purchased assets, in addition to the amounts described above, Mariel issued to Stryker 263,158 shares of common stock in Mariel, which was equivalent to 5% of the issued and outstanding shares of common stock. Mariel granted certain rights to Stryker to protect against dilution of Stryker’s interest in Mariel. The anti-dilution rights will lapse after we raise at least $10,000,000 of equity financing in a single transaction or a series of transactions.

Mariel granted Stryker Biotech a right of first negotiation with respect to the commercialization of products that are generated or derived from any of the purchased assets in the field of osteoarthritis. Mariel agreed that, prior to entering into a commercialization partnership with any third party, it would offer Stryker Biotech an opportunity to negotiate for such commercialization rights.

This transaction was accounted for as an asset purchase. As a result of the transaction, the Company acquired the purchased assets for a purchase price of approximately $1.6 million, including the fair value of the note payable, equity issued and anti-dilution right. Since the assets purchased were in process research and development with no alternative use they were expensed as research and development.

As a result of the Ember/Mariel Merger and the American Merger, all the rights and obligations arising from the Stryker Purchase Agreement are rights and obligations of the Company.

Third Rock Convertible Note

As described above, on March 11, 2015, Mariel, through the merger of Pre-Ember and Merger Sub, received 100% of the outstanding shares of Pre-Ember in exchange for the issuance to Third Rock of a $2,000,000 8% convertible note due 2018 (the “Third Rock Convertible Note”), plus contingent consideration payable under certain circumstances as described below. All of the outstanding principal and interest under the Third Rock Convertible Note (the “Outstanding Amount”) automatically becomes due and payable immediately following the closing of any initial public offering of capital stock of Ember (an “Initial Public Offering”), provided that, in lieu of receiving a cash payment, Third Rock may elect to convert, effective as of immediately prior to the Initial Public Offering, some or all of the Outstanding Amount into shares of the same class or series of shares as the shares of capital stock offered in the Initial Public Offering at a conversion price equal to 80% of the per share price to the public of those shares in the Initial Public Offering. In the event that the Initial Public Offering does not occur prior to the maturity date of March 11, 2018, Third Rock has the right to convert some or all of the outstanding amount into shares of common stock of Ember (as successor to Mariel) at a conversion price per share equal to 80% of the per share value of the common stock of Ember (as successor to Mariel) implied by the then most recent round of equity financing of Ember (as successor to Mariel). If Third Rock converts some or all of the outstanding amount into shares of common stock of Ember, then, upon Third Rock’s request, Ember is obligated to include Third Rock’s shares of common stock in any registration statement it files in connection with an initial public offering or any subsequent registered offering (subject to certain limitations that may be imposed by the underwriter in connection with any such public offering).

The Third Rock Convertible Note will become immediately due and payable if, prior to an Initial Public Offering, there is Change of Control of Ember, but Third Rock has the right to convert, effective immediately prior to any Change of Control, some or all of the Outstanding Amount into shares of the common stock of Ember (as successor to Mariel) at a conversion price per share equal to 80% of the value of the per share consideration payable to stockholders in connection with the Change of Control. For purposes of the Third Rock Convertible Note, a “Change of Control” means (1) the sale, transfer or other disposition, in a single transaction or a series of related transactions, of all or any material part of the business, operations or assets of Ember, (2) the dissolution, liquidation or winding up of Ember, (3) the acquisition by any person or group of persons of beneficial ownership of 50% or more of the voting securities of Ember, other than in connection with the sale of newly issued securities of Ember in connection with bona fide financing transactions, (4) the consolidation or merger of Ember with or into any other entity, or (5) the first issuance of capital stock of Ember, in one transaction or a series of transactions occurring after January 1, 2016, with immediately available aggregate proceeds to Ember (including proceeds from any indebtedness of Ember that converts into equity in such financing) of at least $20,000,000. Third Rock has agreed that the American Merger will not constitute a Change of Control for purposes of the Third Rock Convertible Note.

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In addition to the amounts payable under the Third Rock Convertible Note, Mariel also agreed to pay Third Rock certain contingent consideration (the “Contingent Consideration”) consisting of (i) $4,000,000, which will become payable if any shares of Ember are listed for trading on a securities exchange and, for a period of 30 consecutive calendar days, the average closing market capitalization equals or exceeds $300,000,000. Ember may, at its option, satisfy this payment obligation by issuing to Third Rock a number of shares of the same class or series of shares listed for trading on the securities exchange equal to $4,000,000 divided by the price per share as of closing on the date immediately preceding the date of such payment; and (ii) $2,000,000, which will become payable if and when Ember commences a Phase 2 clinical trial for a product candidate with an indication related to metabolic disease or enters into a license agreement related to a product candidate with an indication related to metabolic disease or, if earlier, upon a Change of Control. Third Rock has agreed that the American Merger will not constitute a Change of Control for purposes of the $2,000,000 milestone payment. If Mariel fails to pay any Contingent Consideration when due, the amount payable will accrue interest at a rate of 8% per annum, compounded monthly.

The Ember/Mariel Merger was accounted for as a business combination. The agreement to pay the Contingent Consideration as described above resulted in the recognition of contingent consideration of $2,257,046 at the date of the Ember/Mariel Merger, which represents the estimated fair value of our obligations under these agreements. No payments were made through September 30, 2015, and the Company’s management believes that the fair value of the Contingent Consideration was not changed from the date of the acquisition to September 30, 2015. As a result of the transaction described above, Mariel acquired all of Pre-Ember’s assets and liabilities for a net purchase price of approximately $4.4 million, including the fair value of the note payable, beneficial conversion feature (as described below) and Contingent Consideration.

The Third Rock Convertible Note was issued with a below market rate interest and, as a result, Mariel recorded a $169,492 debt discount to the related debt security and is being accreted as non-cash interest expense over the expected term of the loan.

The Third Rock Convertible Note contains a beneficial conversion feature (“BCF”), representing the rate of conversion into common stock below market value. The intrinsic value of the BCF at the date of issuance was determined by measuring the difference between the accounting conversion price and the intrinsic value of the stock at the commitment date, taking into account the probability of varying financing and strategic activities. The Company recorded this conversion feature as an increase to paid-in-capital.

The Company recorded the value of the technology acquired as in-process research and development at an estimated $4.4 million fair value. The Company recorded a deferred tax liability for the difference in the book and tax basis of the in-process R&D, multiplied by the effective income tax rate, offset by a similar increase to goodwill. The valuation of the in-process research and development is preliminary, and to the extent that the final valuation differs, the amount of the goodwill and deferred tax liability will also change.

Knight Loan

In August 2015, Pre-Ember and Knight Therapeutics, Inc. (“Knight”) entered into a loan agreement (the “Knight Loan”) pursuant to which Knight provided a $1,000,000 bridge loan to Pre-Ember. The Knight Loan matures on August 3, 2016 and is secured by a first priority lien on all present and future property of Pre-Ember and Mariel. Pursuant to an Intercreditor and Subordination Agreement, Stryker Biotech’s lien on the assets of Pre-Ember and Mariel was subordinated to Knight’s lien. As a result of the Ember/Mariel Merger and American Merger, the obligation to repay the $1,000,000 bridge loan is solely that of the Company, and the loan is secured by a lien on all present and future property of the Company. Interest on the outstanding principal balance accrues at a rate equal to the greater of (i) 12.5% and the (ii) the 1-year LIBOR rate plus 10%. Ember must make quarterly interest payments to Knight during the term of the loan. Pursuant to the terms of the Knight Loan, Ember must use commercially reasonable efforts to raise a minimum of $45,000,000 of equity financing by February 3, 2016 (the “Equity Raise”).

Until the Knight Loan is repaid, Ember may not incur any debt without Knight’s consent, unless the debt is subordinated to the Knight Loan and other liabilities. Upon completion of the Equity Raise, Ember must issue to Knight, for no additional consideration, warrants to purchase a number of shares of common stock, at a price per share equal to the price of the Equity Raise, such that a 5-year Black-Scholes valuation using a 60% volatility and 1.75% risk-free rate would generate an expected value of $200,000. The warrants will be exercisable for 5 years. The fair value of the warrant liability was estimated to be approximately $200,000 and, as a result, $200,000 was recorded as an increase to both derivative liabilities and debt discount to the related debt security and is being accreted as non-cash interest expense through August 2016. Upon completion of the Equity Raise and each quarter-end until such Equity Raise occurs, the value of warrants will be re-measured and any changes will be charged to expense.

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Pursuant to the terms of the Knight Loan, Knight will commit a minimum of $2,500,000 to participate in the Initial Public Offering (as such term is defined in the note agreement) of equity interests of the Company (“Equity Participation Rights”), if the price per share offered to Knight is equal to a 20% discount to the Initial Public Offering price, and Knight may, in its sole discretion, commit up to an additional $2,500,000 to participate in the Initial Public Offering of the Equity interests of the Company, if the price per share offered to Knight is equal to a 20% discount to the Initial Public Offering price. The collective fair value of aforementioned equity participation rights was approximately $366,000, which was determined by the probability-weighted expected returns method (“PWERM”) of analysis as of the date of closing. As a result, the Company recorded $366,000 to derivative liabilities and debt discount to the related debt security and is being accreted as non-cash interest expense over the expected term of the loan.

In connection with Knight Loan, Ember is obligated to issue warrants to a financial advisor, such that the proceeds from the exercise of these warrants would be $40,000. As of September 30, 2015, Ember had not issued these warrants; therefore, there were no warrants issued or outstanding, and upon completion of the Equity Raise, the value of warrants will be re-measured and any changes will be charged to expense. The warrants will be exercisable for shares of Ember’s common stock for ten years from the date of issuance. The fair value of such warrants was approximately $29,480, which was computed utilizing the Black-Scholes valuation model. Because the advisor warrants will be issued in association with the Knight Loan, they have been deemed debt issuance costs and charged to debt discount related to the note payable to Knight, along with $315,000 of other debt issuance costs, which included legal and professional fees and lender fees directly related to the financing. Such debt discount is being accreted as non-cash interest expense over the expected term of the loan.

In connection with the Knight Loan, Pre-Ember and Knight also entered into a distribution, license and supply agreement (the “Distribution Agreement”). Pursuant to the Distribution Agreement, Knight is the exclusive distributor of the Company’s current product candidates, including BMP-7, in Canada, Israel, Russia and sub-Saharan Africa. Ember has the right, exercisable at any time prior to seeking regulatory approval to commercialize the licensed products in the territory (or, in the case of a licensed product that does not require regulatory approval, prior to launching the licensed product in the territory), to repurchase the rights granted to Knight under the Distribution Agreement. Under the Distribution Agreement, Knight is responsible, at its sole cost, for obtaining and maintaining the regulatory approvals necessary to commercialize licensed products in the territory. Knight must use commercially reasonable efforts to obtain such regulatory approvals and launch each licensed product as quickly as possible thereafter. Ember is responsible for manufacturing and supplying the licensed products for distribution by Knight. With respect to each licensed product, Knight’s right to act as the exclusive distributor in the territory continues for a period of 10 years from the launch of the licensed product. The term renews for successive 10-year periods unless either party provides advance notice of nonrenewal to the other party and, if Ember elects not to renew the agreement, subject to a non-renewal fee equal to 3 times the amount of net sales of the applicable licensed product achieved by Knight in the territory during the 12 months preceding the date of the notice. The fair value of the Distribution Agreement was estimated to be approximately $355,000 as determined by the PWERM analysis at the closing date, which was allocated to the total fair value of the note payable to Knight and Distribution Agreement.

Joslin License Agreement

We are a party to a license agreement with Joslin Diabetes Center (“Joslin”), entered into on March 21, 2012, whereby we exclusively licensed certain rights under certain patents and patent applications (the “Joslin Patents Rights”) relating to, among other things, the use of BMP for weight control and as a treatment for insulin resistance. The term of the agreement continues until the last to expire of the applicable patent rights licensed thereunder. We may unilaterally terminate the agreement for any reason upon 60 days’ written notice to Joslin.

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We must issue 100,000 shares of common stock to Joslin within 30 days after the first IND application for a licensed product becomes effective. Because we intend to focus our clinical development activities initially on our other product candidates, such event is not probable of occuring at this time based upon our analysis of our current liquidity, regulatory and development capabilities. We will recognize an additional expense for the fair value of the shares issued at the time, if ever, this contingent issuance occurs.

In addition to the amounts described above, we must pay Joslin royalties at a low, single-digit rate on the net sales of products utilizing the Joslin Patent Rights. We are also required to make payments to Joslin upon the achievement of certain developmental and commercialization milestones relating to the Joslin Patent Rights, including, without limitation, certain regulatory approvals and achieving certain thresholds in net sales of products utilizing the Joslin Patent Rights. If we achieve all of the developmental and commercial milestones, the aggregate amount of milestone payments due to Joslin will be $1,125,000. If we sublicense rights under the Joslin Patent Rights prior to March 21, 2017, we must pay Joslin a portion of the non-royalty sublicense income we receive.

Under the license agreement, Joslin retained the right, on behalf of itself, government laboratories and other not-for-profit research institutions, to use the Joslin Patent Rights for non-commercial, non-clinical research, teaching and other educational purposes. In addition, the United States federal government retained rights in the Joslin Patent Rights pursuant to 35 U.S.C. §§ 200-212 and 37 C.F.R. § 401 et seq.

Pursuant to the license agreement, we prepared and delivered to Joslin a written development plan outlining our plans to utilize the Joslin Patent Rights to develop and commercialize products. We are required to use commercially reasonable efforts to develop products in accordance with the development plan, to apply for necessary regulatory approvals, to introduce products using the Joslin Patent Rights to the commercial market and to market such products.

If we materially breach the license agreement, Joslin has the option to terminate the agreement.

Plan of Operation

We have devoted substantially all of our resources to acquiring pharmaceutical technologies, raising interim debt financing and assembling a scientific advisory board with expertise in BMP-7 biology and experience in biotechnology and drug development. For additional details on our management team, board of directors, and scientific advisory board, please see “Management.”

We intend to primarily focus our future operations on the development of our product candidates. We intend to use clinical research organizations and other third parties to perform our clinical activities and manufacturing. We anticipate utilizing consultants, including Dr. Dean Falb (our Chief Scientific Officer) and Dr. Hyun Kim (our Vice President of Clinical Development), and other executive and administrative personnel that we may hire in the future, to oversee these activities. We are currently developing business relationships that may support us in developing, manufacturing and commercializing our product candidates. We cannot provide any assurance that we will enter into agreements with these parties on acceptable terms, or at all.

Although preclinical work is complete for CKD, Alport syndrome, and metabolic disease, and clinical work through Phase 2a is complete for OA, none of our product candidates have received approval by regulatory authorities, and we may never obtain such regulatory approvals. We may not succeed in commercializing any of our product candidates and may never generate any revenue. If, in addition to raising sufficient funds to pay our outstanding financial obligations, we raise at least $3,000,000, we anticipate that we may be able to file an IND application and initiate Phase 1 clinical trials for CKD or Alport syndrome. If, in addition to raising sufficient funds to pay our outstanding financial obligations, we raise at least $18,000,000, we anticipate that we may be able to commence a Phase 2b or Phase 3 clinical trial for OA. However, we can provide no assurances that we will be able to successfully complete any financing on favorable terms, if at all, or commence the trials as planned. Any additional sources of financing will likely involve additional equity issuances, which will have a dilutive effect on our stockholders.

There are a number of risks associated with the development and commercialization of our therapeutic product candidates, and we may never be able to successfully obtain regulatory approval or become profitable. For a more comprehensive discussion of these risks, please refer to the “Risk Factors” section of this Report.

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Financial Overview

Since our inception in May 2014 through September 2015, we have incurred approximately $4.4 million in net losses. We expect to continue to incur significant losses for the foreseeable future and anticipate that our expenses will increase substantially as we:

•	Reinitiate research and development efforts;

•	Commence our clinical development activities;

•	Participate in regulatory approval processes;

•	Hire consultants and personnel to support our administrative function and product development and, at a later time, commercialization efforts;

•	Maintain, expand, and protect our intellectual property portfolio; and

•	Operate as a public company.

We do not expect to generate revenue from product sales unless and until we successfully complete development and obtain appropriate regulatory approvals for one or more of our product candidates. We expect such development and regulatory approvals for our product candidates will take at least three years after we obtain financing and reinitiate our research and development activities, it is an unpredictable process and thus is subject to significant uncertainty and limited predictability. Until we are able to generate substantial revenue from product sales, we expect to finance our operating activities, including the development and commercialization of our product candidates, through a combination of equity offerings, debt financings, government or other third-party funding, licensing agreements, alliances and collaborations with strategic partners, and other marketing and distribution arrangements. However, we cannot guarantee that we will be able to raise additional funds or enter into such arrangements when needed on favorable terms, if at all. Our inability to secure financing in a timely manner, if at all, would have a material adverse effect on our ability to develop our product candidates, our business, results of operations, and financial condition, and we may need to cease or curtail our operations.

In March 2015, we obtained 100% of the outstanding shares of Pre-Ember, which was accounted for as a business combination, and accordingly, the tangible and identifiable intangible assets acquired and liabilities assumed were recorded at fair value, with the remaining purchase price recorded as goodwill. As a result of the business combination, we acquired pipeline products that were capitalized as in-process research and development. We test in-process research and development for impairment through the completion of the development process.

Revenues

We do not currently generate any revenue, and have not generated any revenue in the past. We do not know when, or if, we will generate any revenue from any of our product candidates or any other sources of revenue that are, or may become, available to us.

It is also possible that we may be able to generate revenue by out-licensing our intellectual property to third parties. However, we cannot provide any assurance as to whether we will be able to enter into any third party collaborations or out-licensing agreements on favorable terms, if at all, or whether we will have enough funding available to continue developing our therapeutic product candidates.

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Research and Development Expenses

Our research and development expenses to date have consisted primarily of the costs to acquire the BMP-7 technology from Stryker and Stryker Biotech and costs to maintain our patent portfolio. We expect our research and development expenses to consist of:

•	Milestone payments to Stryker Biotech, Joslin and Third Rock and, potentially, expenses related to the acquisition of additional intellectual property rights;

•	Patent application and prosecution costs; and

•	External research and development expenses incurred under arrangements with third parties, such as CROs, consultants, and our Scientific Advisory Board.

Our research and development efforts have been fairly limited and have been focused on acquiring the rights to the BMP-7 program developed by Stryker and Stryker Biotech and working with our scientific advisors to engage third parties (e.g. CROs) to whom we will outsource our future research and development needs. In connection with our acquisition of assets from Stryker and Stryker Biotech, we incurred approximately $1,600,000 in research and development expenses, representing the costs to acquire the assets. Since the assets purchased were in process and development with no alternative future use they were expensed as research and development.

We expect our research and development expenses to increase for the foreseeable future as, and if, we continue to develop our product candidates and advance into a Phase 2b or Phase 3 clinical trial for OA and Phase 1 trials for CKD, Alport syndrome and metabolic disease. We anticipate that the outcomes of the aforementioned clinical trials will influence our future decisions about the allocation of resources to our product candidates. The process of performing clinical trials is time consuming and extremely costly. We will need to raise additional capital to advance our product candidates to clinical trial stage and, depending on the results of our clinical trials, obtain regulatory approval. Our product candidates are all in development and will require extensive clinical testing. Our development activities may never result in a viable commercial product. If, in addition to raising sufficient funds to pay our outstanding financial obligations, we raise at least $3,000,000 in the first quarter of 2016, we anticipate that we may be able to file an IND application and initiate Phase 1 clinical trials for CKD or Alport syndrome in 2016. If, in addition to raising sufficient funds to pay our outstanding financial obligations, we raise at least $18,000,000 in the first quarter of 2016, we anticipate that we may be able to commence a Phase 2b or Phase 3 clinical trial for OA in 2016. We cannot reasonably estimate the cost of the efforts that will be necessary to complete the development of any product candidates or the period in which material net cash inflows from these product candidates may commence, if at all, or the extent to which our clinical development efforts will be subject to delays.

We are contractually obligated to make milestone payments to Stryker Biotech, Joslin and Third Rock upon the achievement of certain developmental and commercial milestones relating to products that are generated or derived from certain of our assets. These milestone payments may become a large component of our research and development expenses. We will also be obligated to pay Stryker Biotech and Joslin royalties at a low to mid, single-digit rate on future sales of certain product candidates. We also expect to incur significant expense with respect to patent prosecution and legal support as we build and protect our intellectual property portfolio. For additional information about our relationship with Stryker, Joslin and Third Rock, see “Principal Transactions” above.

General and Administrative Expenses

Our general and administrative expenses consist of legal and professional fees associated with searching for and acquiring assets, engaging consultants and advisors, and compensation and related costs for consultants performing executive functions. Our general and administrative expenses also include payments to certain scientists on our scientific advisory board. See “Management” and “Executive Compensation.”

Interest Expense

Interest expense includes both coupon interest rates and the amortization of debt discount on the notes payable to Third Rock, Knight and Stryker Biotech. Since we issued a number of financial instruments with the debt agreements, the debt discount recognized to date has been significant. Approximately half of the interest expense recorded in the statement of operations is the result of non-cash accretion of the debt discount.

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Critical Accounting Policies and Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our financial statements, which we have prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reported periods. We base our estimates on factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in the notes to our financial statements appearing elsewhere in this Report, we believe that the following critical accounting policies are the most important to fully understanding and evaluating our reported financial condition and results of operations.

Fair Value of Financial Instruments

FASB ASC 820 — “Fair Value Measurements and Disclosures” (“FASB ASC 820”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. The estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

•	Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

•	Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet for cash, accounts payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments. The Company believes the recorded value of notes payable to Stryker and Knight approximates the fair value as the interest rate (stated or effective) approximates market rates for similar types of instruments. We recognize all derivative financial instruments as assets or liabilities in the financial statements and measure them at fair value with changes in fair value reflected as current period income or loss.

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Research and Development Costs

Costs incurred in connection with research and development activities are expensed as incurred.

One of the most significant estimates or judgments that we make is whether to capitalize or expense patent and license costs. We make this judgment based on whether the technology has alternative future uses, as defined in ASC 730, “Research and Development.” Since the assets purchased were in process research and development with no alternative use they were expensed as research and development.

Beneficial Conversion Features and Debt Discounts

If a conversion feature of conventional convertible debt is not accounted for separately as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). We record the BCF and derivative instruments issued in connection with debt instruments as debt discounts. In addition, if the interest rate on debt is below market interest rate, the difference between the principal amount and fair value of the debt is recorded as a debt discount.

Debt issuance costs include common stock warrants issued in connection with debt financing and fees/costs paid to the lender and others.

We amortize the discount to interest expense over the life of the respective debt using the effective interest rate method.

Derivative Instrument

We account for derivative instruments in accordance with ASC 815, “Derivatives and Hedging.” ASC 815 establishes accounting and reporting standards requiring that derivative instruments, including derivative instruments embedded in other contracts, be recorded on the consolidated balance sheets as either an asset or liability measured at its fair value. ASC 815 also requires that changes in the fair value of derivative instruments be recognized currently in results of operations.

Common Stock Valuation

We currently have authorized only one class of common stock. Therefore, there are no distinctions in stockholders’ rights that affect the fair market value of our common stock. We were required to determine the fair value of our common stock to measure the value of the common stock issued to Stryker and as an input into the valuation of other financial instruments associated with the Third Rock Convertible Note and Knight Loan. We were assisted by an appraiser to estimate the fair market value of our common stock as of June 2014, March 2015 and August 2015.

We determined that a market-based approach to value that employs the PWERM would provide the most appropriate paradigm for estimating the fair market value of our company. The PWERM is a scenario-based analysis that estimates the value per share based on the probability-weighted present value of expected future investment returns, considering the possible outcomes under various scenarios, as well as the economic and control rights of each share class. Under the PWERM approach, we used point estimates for values and dates, since we are a relatively small and early-stage company.

Under the PWERM approach, four-six scenarios were evaluated, both in terms of company value, timeline to occurrence and probability of each scenario. The probability identified was the likeliness that the scenario occurs within the next two to four years. The scenarios ranged from achieving commercialization of therapeutic products by the end of 2020, to the amount and timing of funds raised in an IPO, to company dissolution by 2018. The discount rate applied to the future proceeds was based on an estimate of our cost of capital based on the Capital Asset Pricing Model. In the scenarios in which we did not become a public company and remained privately-held, and thus had illiquid shares, the value of the shares was discounted for lack of marketability.

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Net Operating Loss Carryforwards

As of December 31, 2014, we had approximately $1.1 million of Federal and New York net operating loss carryforwards that will begin expiring in 2034. The Internal Revenue Code (“IRC”) limits the amounts of net operating loss carryforwards that a company may use in any one year in the event of certain cumulative changes in ownership over a three-year period as described in Section 382 of the IRC. The Company has not calculated if an ownership change has occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change. The amount of the annual limitation depends upon the value of the Company immediately before the change, changes to the Company’s capital during a specified period, and the federal published interest rate.

Results of Operations

We were incorporated on May 14, 2014, and there is limited historical financial information about us upon which to base an evaluation of our performance. We are in the development stages of operations and have not generated any revenue. From May 2014 through September 2015, we have incurred approximately $4.4 million in net losses, including $2.8 million in research and development costs, $1.1 million in general and administrative expenses and $500,000 in interest expense. We expect to continue to incur significant losses for the foreseeable future and anticipate that our expenses will increase substantially as we:

•	Reinitiate research and development efforts;

•	Commence our clinical development activities;

•	Participate in regulatory approval processes;

•	Hire consultants and personnel to support our administrative function and product development and, at a later time, commercialization efforts;

•	Maintain, expand, and protect our intellectual property portfolio; and

•	Operate as a public company.

From May 2014 through September 2015, we incurred approximately $2.8 million in research and development expenses, of which $1.6 million related to the costs of acquiring technology from Stryker, and the majority of the remaining costs related to patent applications. We expect our research and development expenses, including, specifically, our clinical development expenses, to increase for the foreseeable future as we reinitiate the development of our product candidates and advance into clinical trials. Specifically, we expect to devote any capital raised primarily to the expense of the clinical studies, which may include such expenses as manufacturing expenses, patient expenses, and administrative expenses. As we commence and increase our clinical development activity, we will need to increase the size of our management team, or hire additional consultants, to oversee the management of this work. If we are able to commercialize our product candidates, we will also need to engage additional personnel, or hire consultants, to oversee such commercialization efforts.

Further, intellectual property is central to our business, and we may need to acquire additional intellectual property in order to create a viable product. We may need to expand resources protecting our intellectual property rights from misuse by competitors and other parties through litigation or other legal action.

Since our inception in May 2014, we have incurred approximately $1.1 million in general and administrative expenses, consisting of $700,000 of compensation expense to our founder and former chief executive officer, $300,000 of professional fees (of which approximately $200,000 related to the acquisition of Pre-Ember) and $100,000 of other administrative expenses. We expect our general and administrative expenses to increase for the foreseeable future as we reinitiate the development of our product candidates and advance into clinical trials. Such increases in general and administrative expenses may include increased costs associated with obtaining director and officer liability insurance, additional personnel hires and outside consultants and advisors, including lawyers and accountants. We also expect to incur increased costs associated with obtaining compliance with certain public company corporate governance requirements.

In addition, operating as a public company requires a number of compliance efforts, including financial reporting and other disclosures. We will incur significant expenses to operate as a public company.

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Liquidity and Capital Resources

Sources of Liquidity

We have incurred losses and have had cumulative negative cash flows from operations from May 2014 through September 2015. As of September 30, 2015, we have an accumulated deficit of $4.4 million. We anticipate that we will continue to incur losses for at least the next five years. We expect that our research and development and general and administrative expenses will continue to increase and, as a result, we will need substantial additional capital to fund our operations. We may seek additional financing through equity offerings, debt financings, government or other third party funding, and other collaborations, strategic partnerships, and licensing arrangements. However, there is no guarantee that we will be able to obtain additional financing on favorable terms, or at all.

From May 2014 through September 2015, our operations were funded by a $1,000,000 ($685,000 net of direct fees paid to the lender and others directly involved in obtaining the financing) note payable from by Knight. From May 2014 through September 2015, the Company’s operations were also funded principally with $250,000 in advances from its founder, Joseph Hernandez. Mr. Hernandez was repaid the amounts advanced during 2015, such that there were no amounts due him as of September 30, 2015. As of September 30, 2015, we have $194,000 of cash.

We have sought to raise additional capital through equity financings, but to date, our efforts have been unsuccessful. We will continue to use commercially reasonable efforts to obtain equity financing, but we expect the process of obtaining equity financing to continue to be difficult and we do not know when, or if, we will be able to raise additional capital.

Cash Flows

For the nine month period ended September 30, 2015 and the period from our inception (May 2014) to December 31, 2014, our cash flows used in operations were $410,000 and $100,000, respectively and our cash flows from financing operations were $486,000 and $100,000, respectively.

At September 30, 2015, we have the following debt instruments, as described above, outstanding:

Lender	Principal Amount	Maturity Date
Stryker Biotech	$1,013,216	August 3, 2016
Third Rock	$2,000,000	March 11, 2018
Knight	$1,000,000	August 3, 2016

Future Funding Requirements

To date, we have not generated any revenue. We do not know when, or if, we will generate any revenue. At the same time, we expect our expenses to increase in connection with our ongoing development activities, particularly as we continue the research and development of our product candidates. In addition, we expect to incur additional costs associated with operating as a public company and hiring key consultants and personnel.

Before we can commence clinical trials, we will need to raise sufficient funds to repay our debt obligations to Stryker Biotech, Third Rock and Knight. While we have sought to raise additional capital through equity financings, to date, our efforts have been unsuccessful. We will continue to use commercially reasonable efforts to obtain equity financing, but we expect the process of obtaining equity financing to continue to be difficult and we do not know when, or if, we will be able to raise additional capital.

In addition to the amounts required for debt repayment, we anticipate that we will need to raise at least $3 million in order to file an Investigational New Drug (“IND”) application and initiate Phase 1 clinical trials for CKD or Alport syndrome, and at least $18 million in order to commence a Phase 2b or Phase 3 clinical trial for OA. For additional information regarding our plans with respect to clinical trials, see “Business—Plan of Operations” above.

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The exact amount of cash required to move our business forward is difficult to forecast and will depend on many factors, including:

•	the need to expand our research and develop activities;

•	the timing of the initiation and completion of therapeutic preclinical studies and clinical studies, and the cost of these studies;

•	clinical trial design and the associated number of patients;

•	formulating and manufacturing products;

•	the outcome, costs and timing of seeking and obtaining FDA and other regulatory approvals;

•	the dynamics of the regulatory space;

•	our need and ability to hire additional management and scientific personnel;

•	the costs of acquiring, licensing and enforcing intellectual property rights;

•	timing and costs associated with our marketing efforts; and

•	the economic and other terms, timing and success of our existing licensing arrangements and any collaboration, licensing or other arrangements into which we may enter in the future.

Until such time, if ever, as we can generate substantial revenue from product sales, we expect to finance our cash needs through a combination of equity offerings, debt financings, government or other third-party funding and other collaborations, strategic partnerships and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing, if available, may involve agreements that include restrictive covenants that limit or restrict our ability to take specific actions, such as incurring additional debt, making capital expenditures, declaring dividends, or acquiring or disposing of certain assets. If we raise additional funds through other agreements with third parties, such as licensing arrangements, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. We can provide no assurance, however, that we will be able to obtain additional financing on favorable terms, or at all.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements (as defined by applicable SEC regulations).

Related Party Transactions

For a description of our related party transactions, see “Certain Relationships and Related Party Transactions.”

Recent Accounting Pronouncements

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement Period Adjustments” (Topic 805). The provisions of ASU 2015-16 require an acquirer to recognize adjustments to provisional amounts identified during the measurement period in the reporting period in which the adjustment amounts are determined. ASU 2015-16 requires an acquirer to record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the account had been completed at the acquisition date. ASU 2015-16 also requires an entity to present separately on the face of the income statement or disclose in the footnotes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustments had been recognized as of the acquisition date. ASU 2015-16 will be effective for us beginning October 1, 2017, but early adoption is permitted. Management is currently evaluating the impact of implementation of this standard on our financial statements.

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In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities. This update removes the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thus removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. This includes eliminating the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it has been in the development stage. Also, the update included a clarification that Topic 275, Risks and Uncertainties is applicable to entities that have not commenced planned principal operations and removed paragraph 810-10-15-16 that stated that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if the entity demonstrated certain criteria and its governing documents allow additional equity investments. The update relating to the elimination of disclosure requirements for a development stage entity is effective retrospectively for annual reporting periods beginning after December 15, 2014 and interim periods therein. The update relating to Topic 275 is effective prospectively for annual reporting periods beginning after December 15, 2014 and interim periods therein. The update relating to eliminating paragraph 810-10-15-16 is effective retrospectively for annual reporting periods beginning after December 15, 2015 and interim periods therein. Early application is permitted. The Company adopted ASU 2014-10, effective in its financial statements for the nine months ended September 30, 2015 and the year ended December 31, 2014.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This update provides guidance in generally accepted accounting principles about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in the applicable standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in the update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter.

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, which change the presentation of debt issuance costs in financial statements. Under the standard, an entity presents such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense. The standard will be effective for the annual period ending after December 15, 2015. The Company adopted ASU 2015-03, effective in its financial statements for the nine months ended September 30, 2015 and the year ended December 31, 2014.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company is carefully evaluating its existing revenue recognition practices to determine whether any contracts in the scope of the guidance will be affected by the new requirements. The new standard was to be effective for the Company on January 1, 2017. Early adoption is not permitted. However, on April 1, 2015, the FASB proposed a deferral of the effective date of ASU 2014-09 by one year. This would make ASU 2014-09 effective for the Company on January 1, 2018 and would permit early adoption effective January 1, 2017. ASU 2014-09 allows for either “full retrospective” adoption, meaning the standard is applied to all of the periods presented, or “modified retrospective” adoption, meaning the standard is applied only to the most current period presented in the financial statements. On July 9, 2015, The FASB voted to approve the one-year deferral of the effective date and the early adoption provisions. The Company is currently evaluating the method of adoption and the potential impact the update may have on our financial position and results of operations.

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MANAGEMENT AND DIRECTORS

Board of Directors and Executive Officers

Upon the consummation of the American Merger, our board of directors (the “Board”) was reconstituted by the appointment of Joseph Hernandez as our sole director, and the resignation of David G. Knott from his role as a director and Chairman of the Board. Our executive management team was also reconstituted by the appointment of Mr. Hernandez as our Executive Chairman, and the resignations of David G. Knott as our President and Chief Executive Officer. The following table sets forth the name, age and positions of each of our directors and executive officers after the American Merger.

Name	Age	Position(s)

Joseph Hernandez, M.S., MBA	43	Executive Chairman, and Director

Joseph Hernandez, M.S., MBA, our founder, has been our Executive Chairman and a member of our Board since the incorporation of Mariel in May 2014. He is our principal executive officer and principal financial officer. Mr. Hernandez is the founder of several biotechnology companies, including Microlin Bio, Inc., a biotechnology company focusing on microRNA diagnostics and therapeutics in oncology, where he currently serves as Executive Chairman and Chief Executive Officer; Prolias Technologies, Inc., a molecular diagnostics company focusing on thyroid cancer, where he has served as its Chairman since March 2010 and a director since September 2010; and Innovative Biosensors, Inc., a MIT-based technology company that develops, manufactures and markets rapid pathogen detection and diagnostic systems comprised of biosensors, where he served as President and Chief Executive Officer from 2003 until 2009. From July 2010 to March 2012, Mr. Hernandez also served as President and Chief Executive Officer of Signal Genetics, LLC, a privately-held company focused on oncology and the development of innovative diagnostic services. Mr. Hernandez has held numerous business development and marketing roles, having served in such roles at Digene Corporation (which has since been acquired by Qiagen), a molecular diagnostics company that develops, manufactures and markets gene-based testing systems for the screening, monitoring and diagnosis of certain human diseases, such as women’s cancers and infectious diseases, from 2001 to 2003, and at Affymetrix, Inc., a publicly-held Silicon Valley biotech company that develops DNA microarrays, from 2000 to 2001. From 1998 to 2000, Mr. Hernandez worked in sales and marketing for the publicly-held pharmaceutical company Merck. Mr. Hernandez is a member of the board of directors of MdBIO, a life science industry association based in the Mid-Atlantic region, and a member of the board of directors of Shady Grove Hospital. Mr. Hernandez holds an M.S. in Microbiology and Molecular Genetics from the University of Florida and a B.S. in Neuroscience from the University of Florida.

Mr. Hernandez is the founder of our company, and brings his experience as the founder of several biotechnology companies to our Board coupled with his extensive industry experience in corporate development, sales and marketing in the life sciences field. He possesses an in-depth knowledge of developing drug products and the competitive and corporate partnering landscape.

Scientific Advisors and Consultants

The Company retains scientific and clinical professionals on an as-needed, consulting basis. The Company also consults scientific advisors who have significant experience that is directly relevant to our business efforts. The following individuals currently serve as our scientific advisors and consultants, subject to change time to time on an as-needed basis:

Dean A. Falb, Ph.D. serves as our consultant, scientific advisor and Chief Scientific Officer. From 2005 to 2012, Dr. Falb served as the Vice President of Research & Development at Stryker Regenerative Medicine. From 2002 to 2003, Dr. Falb served as the Vice President of Research & Development at Neogenesis (Merck). Dr. Falb also served as the Senior Vice President of Research & Development at Praecis Pharmaceuticals (GSK) from 1998 to 2002. From 1993 to 1998, Dr. Falb served as the Director of Cardiovascular Disease at Millennium Pharmaceuticals (Takeda). Dr. Falb holds a Ph.D. in Biochemistry and Molecular Biology from Harvard University, and a B.S. in Chemistry from Purdue University. Dr. Falb has extensive academic and pharmaceutical company experience, with scientific knowledge that makes him a resource to our executive officers and board members. He has previously served as a consultant at Atlas Ventures, and has broad experience in the drug discovery and development in cardiovascular, oncology, inflammation, fibrosis and musculoskeletal disease areas.

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Hyun Kim, Ph.D. serves as our consultant, scientific advisor and Vice President of Clinical Development. He is an R&D leader with over 18 years pharmaceutical, biotechnology, and medical device industry and consulting experience leading R&D programs into clinical development and regulatory approvals. He previously led BMP programs at Genetics Institute and Wyeth Pharmaceuticals as well as leadership roles in early stage start-ups. He has served as Director of Product Development at Anika Therapeutics, Senior Director of R&D at Transport Pharmaceuticals, and has served as a an R&D, medical affairs, and regulatory affairs consultant for Biogen Idec, Sunovion, and Teleflex. He has most recently served as the Director of R&D at Olympus Biotech where he led the development of next generation BMP-7 products.

Thomas J. Schnitzer, M.D., Ph.D. serves as our scientific advisor. He is a Professor in Physical Medicine and Rehabilitation and a Professor in Medicine-Rheumatology at the Northwestern University Feinberg School of Medicine. He has experience in clinical trial methodology. Prior to joining Northwestern University, Dr. Schnitzer was Professor and Director of rheumatology and geriatric medicine at Rush-Presbyterian-St. Luke’s Medical Center. He has also served as Co-Director of the Center of Research on Heath and Aging at Rush-Presbyterian-St. Luke’s Medical Center in Chicago. Dr. Schnitzer is affiliated with the Multidisciplinary Clinical Research Center in Rheumatology. Dr. Schnitzer has written over one hundred journal articles, book chapters, and abstracts covering the field of osteoarthritis, osteoporosis, and pain management. He graduated summa cum laude with a Bachelor of Arts degree from Princeton University and cum laude with a medical degree from Harvard Medical School.

David Hunter, Ph.D. serves as our scientific advisor. He is a rheumatology clinician researcher whose main research focus has been clinical and translational research in osteoarthritis. He is the Florance and Cope Chair of Rheumatology and Professor of Medicine at University of Sydney and the Royal North Shore Hospital and Consultant Rheumatologist at North Sydney Orthopedic and Sports Medicine Centre. He is an Associate Editor for Osteoarthritis and Cartilage, an advisory editor for the premier rheumatology journal Arthritis Care and Research, an associate editor for BMC Musculoskeletal Disorders and part of the review committee for osteoarthritis for the American College of Rheumatology, EULAR and OARSI scientific meetings. He established the Osteoarthritis Imaging Group and the annual imaging workshop. He is also a Chair of the International OA Biomarkers Workshop. Dr. Hunter has over 300 peer reviewed publications in international journals, numerous book chapters, has co-authored a number of books, and recently completed his second book on self-management strategies for the lay public.

Keith A. Hruska, M.D. serves as our scientific advisor. He is Professor in Pediatrics and Professor in Medicine and Cell Biology at the Washington University School of Medicine. He has clinical interest and experience in pediatric and adult kidney disease and chronic kidney diseases, among others. Dr. Hruska is board certified in internal medicine and in nephrology. Dr. Hruska also has previous experience serving on the Consulting & Advisory Boards of Shire.

None of the members of our scientific advisory board serve in an executive officer capacity. Notwithstanding their titles as “Chief Scientific Officer” and “Vice President of Clinical Development,” Dr. Falb and Dr. Kim (as well as all other members of the scientific advisory board) serve strictly as outside scientific advisory consultants, compensated on an hourly basis, and not in any other capacity. They do not have any management role within the Company.

Board Composition and Independence

Our Board currently consists of one director, Mr. Hernandez. Our securities are not listed on a national securities exchange or on any inter-dealer quotation system that has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under these rules, a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. As a result, our sole director, Mr. Hernandez would not be considered independent because he serves as an executive officer of the Company.

Role of the Board in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board (currently comprised of one director) encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and the steps our Company has taken to monitor and control those exposures. Our Board also monitors compliance with legal and regulatory requirements and considers, approves or disapproves any related person transactions, monitors the effectiveness of our corporate governance guidelines, and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

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Board Committees

As our common stock is not presently listed for trading or quotation on a national securities exchange or NASDAQ, we are not presently required to have Board committees. Our Board performs the functions of the audit committee. Due to our small size and limited operations to date, we do not presently have a nominating committee, compensation committee or other committee performing similar functions.

Audit Committee. We do not have a separately-designated standing audit committee. The entire Board performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor. Our Board, which performs the functions of an audit committee, does not have a member who would qualify as an “audit committee financial expert” within the definition of Item 407(d)(5)(ii) of Regulation S-K.

Nomination Committee. Our Board does not maintain a nominating committee. As a result, no written charter governs the director nomination process. The present size of our company, and the size of our Board, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board;
•	Our needs with respect to the particular talents and experience of our directors;
•	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing
•	Business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Board Meetings

During the fiscal year ended December 31, 2014, our Board did not meet and we did not hold an annual meeting. Our Board conducted all of its business and approved all corporate action during the fiscal year ended December 31, 2014 by the unanimous written consent of its members (comprised of our sole director, Mr. Hernandez), in the absence of formal Board meetings.

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Code of Business Conduct and Ethics

As of the date of this Report, we have not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Management plans to adopt a Code of Ethics during 2016 .

Limitation on Liability and Indemnification Matters

Our amended certificate of incorporation contains provisions that limit the liability of our directors for monetary damages as permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which the director derived an improper personal benefit.

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Compensation of Directors

Mr. Hernandez, our sole director, has not received any compensation of any nature on account of services rendered in such capacity. We have not established a policy to provide compensation to our directors for their services in such capacity. Our board will consider developing such a policy in the future.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee or a committee performing similar functions. All compensation matters are determined by our Board. Mr. Hernandez is our sole director and participates in deliberations regarding executive officer compensation. Mr. Hernandez, is also an executive officer of our Company. Pursuant to a consulting agreement, Mr. Hernandez is entitled to compensation of $25,000 per month for his services as an executive officer of our Company. Since May 14, 2014, the Company has accrued the amounts due to Mr. Hernandez pursuant to the consulting agreement. In addition, our former Chief Executive Officer, David Renker, participated in deliberations regarding executive officer compensation until his departure from the Company in August 2015. Mr. Renker was entitled to $300,000 of compensation for the period during which he acted as Chief Financial Officer, of which the Company has paid $80,000 and still owes $220,000. We plan to have a compensation committee when we elect additional independent directors to our Board.

Terms of Office

Mr. Hernandez has been appointed for a one-year term in his capacity as both a director and officer, or until such earlier time as his successor is duly elected and qualified or until his earlier resignation or removal. Mr. Hernandez currently provides services to the Company pursuant to a consulting agreement. The initial term of the consulting agreement will expire in May 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as Reporting Persons, to file reports with the SEC of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended December 31, 2014 and written representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended December 31, 2014 were timely filed.

Executive Compensation

Since our inception, Mr. Hernandez has served as our principal executive officer and principal financial officer pursuant to a consulting agreement. Pursuant to a consulting agreement, Mr. Hernandez is entitled to compensation of $25,000 per month for his services as an executive officer of our Company. Since May 14, 2014, the Company has accrued the amounts due to Mr. Hernandez pursuant to the consulting agreement. The Company owes Mr. Hernandez $309,700 and $188,700 for his services for the periods ended September 30, 2015 and December 31, 2014, respectively. The initial term of the consulting agreement will expire in May 2016. The only compensation Mr. Hernandez receives is pursuant to the consulting agreement. See “Scientific Advisors and Consultants” above.

In addition, we have no plans in place for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control. We may pay compensation to our named executive officers in the future; however, the amounts and timing of the payments have not been determined. We do not provide personal or retirement benefits to our executive officers.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since on inception on May 14, 2014 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our executive officers, directors, or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than information about our consulting agreements entered into with our executive officers, which are described in the section of this Report titled “Executive Compensation”. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Hernandez Loan

Prior to Mariel’s acquisition of Pre-Ember, Mariel funded its operations though non-interest bearing, unsecured advances from Joseph Hernandez, its founder and Executive Chairman. Through September 30, 2015, Mr. Hernandez advanced approximately $250,000 to Mariel or paid vendors on behalf of the Company. These advances were repaid prior to September 30, 2015. Except for the accrued amounts that are due to Mr. Hernandez under the consulting agreement between Mr. Hernandez and the Company, as September 30, 2015, no amounts were owed to Mr. Hernandez. See “Management and Directors—Executive Compensation.”

Private Placement Financing

On June 30, 2014, Mariel issued 263,158 shares of common stock to Stryker in connection with the execution of the asset purchase agreement among Mariel, Stryker and Stryker Biotech. Pursuant to certain anti-dilution rights afforded to Stryker in connection with the asset purchase agreement, until we raise at least $10,000,000 of equity financing in a single transaction or a series of transactions, we will be required to issue additional shares of common stock to Stryker to protect Stryker against dilution of its 5% equity interest in the Company. For more information on the terms of the asset purchase agreement and the issuance of such shares, please see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Asset Purchase Agreements” sections of this Report.

For more information on the respective equity interests held by Joseph Hernandez and Stryker Corporation in the Company, please see the “Principal Stockholders” section of this Report.

Intercreditor Agreement between Knight and Stryker

In connection with the Knight Loan, Knight and Stryker entered into an Intercreditor and Subordination Agreement, pursuant to which Stryker Biotech’s lien on the assets of Pre-Ember and Mariel was subordinated to Knight’s lien. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Transactions—Knight Loan.”

Policies and Procedures for Related Party Transactions

We do not have any special committee, policy or procedure related to the review, approval or ratification of transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as required by the Delaware General Corporation Law.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of February 2, 2016 by (i) each of our directors and named executive officers, individually and as a group, and (ii) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

The numbers of shares and percentage of beneficial ownership information in this Report is based on approximately 40,000,000 shares of common stock outstanding pending the processing of the share cancellations discussed above .

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of shares over which persons who possess sole or shared voting power or investment power, as well as any shares of our common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days after February 2, 2016, of which there are none. Under the SEC rules, these shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The address for Joseph Hernandez is c/o Ember Therapeutics, Inc., 135 E. 57th St., 24th Floor, New York, NY 10022. The address for Stryker Corporation is 2825 Airview Boulevard, Kalamazoo, MI 49002. Each of Mr. Hernandez and Stryker Corporation has a direct ownership interest in the shares listed in the table below. Please also refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Transactions” for additional information.

Name of Beneficial Owner	Number and Percent of Shares Beneficially Owned
	Number	Percent
5% and Greater Stockholders
Joseph Hernandez (1)	35,974,777	90.0%
Stryker Corporation (2)	2,000,000	5.0%
Directors and Named Executive Officers
Joseph Hernandez (1)	35,974,777	90.0%
All directors and Executive Officers as a Group (1 person)	35,974,777	90.0%

(1)	Includes 35,974,777 shares issued to Mr. Hernandez in connection with the American Merger.
(2)	Includes 2,000,000 shares issued to Stryker Corporation in connection with the American Merger, of which 101,261 shares were issued to Stryker Corporation pursuant to the anti-dilution rights described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Transactions—Stryker Agreement.” Stryker Corporation is a publicly held corporation listed on the NYSE. Kevin A. Lobo is the CEO of Stryker Corporation.

The figures in the able above do not include shares issuable to Third Rock upon conversion of the Third Rock Convertible Note or upon a Change of Control, each as described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Transactions—Third Rock Convertible Note.”

LEGAL PROCEEDINGS

From time to time, we may become subject to various legal proceedings and claims that arise in the ordinary course of our business activities, especially since the biotechnology and pharmaceutical industry is particularly litigious. Although the results of litigation and claims cannot be predicted with certainty, as of the date of this Report, we are not party to any claim or litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business.

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MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Following the change of our corporate name in connection with the American Merger, our common stock will be traded on the Over-the-Counter Market (the “OTC Market”).

The Company believes that there was no trading in our common stock on the OTC Market during 2013 or 2014. The following table summarizes the high and low historical closing prices reported by the OTC Market for 2015. OTC Market quotations reflect inter-dealer prices, without retail mark-up, mark down or commissions, so those quotes may not represent actual transactions

Fiscal Year Ended December 31,	Common Stock Market Price
	High	Low
2015
First Quarter	No reported trading	No reported trading
Second Quarter	No reported trading	No reported trading
Third Quarter	No reported trading	No reported trading
Fourth Quarter	$3.00	$0.15
2016
First Quarter (through February 1, 2016)	$0.55	$0.17

As of February 2, 2016, there were approximately 64 holders of our common stock.

In the past, we have not distributed earnings to stockholders. Any future decisions regarding dividends will be made by our Board. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board has complete discretion on whether to pay dividends. Even if our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant.

We have no equity compensation program, including no stock option plan; however, we anticipate that we will adopt an equity compensation program in the foreseeable future. There are no outstanding warrants to purchase our common stock. For information regarding the warrants that we may be obligated to issue in the future, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Transactions—Knight Loan.”

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RECENT SALES OF UNREGISTERED SECURITIES

The following list sets forth information as to all securities we have sold since our inception on May 14, 2014. Also included is the consideration received by us for such shares.

•	On June 16, 2014, we issued 5,000,000 shares of our common stock to Joseph Hernandez, our founder and Executive Chairman, in exchange for the contribution of his membership interest in Mariel Advisors LLC, an inactive entity.
•	On June 30, 2014, we issued 263,158 shares of our common stock to Stryker Corporation in exchange for assets we purchased from Stryker Corporation and Stryker Biotech.

No underwriters were used in the foregoing issuances. We claimed exemption from registration under the Securities Act for the sale and issuance of securities in the transactions described above by virtue of Section 4(a)(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering. In issuing unregistered securities to Joseph Hernandez and Stryker Corporation, we relied on Section 4(a)(2) and/or Regulation D. Stryker Corporation represented that it was an accredited investor as defined under the Securities Act. We claimed such exemption on the basis that (a) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the issuer or had access, through employment or other relationships, to such information and (b) appropriate legends were affixed to the stock certificates issued in such transactions.

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DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and the material provisions of our amended certificate of incorporation and of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended certificate of incorporation, a copy of which has been filed as an exhibit to this Report. For additional information, see “Description of Capital Stock” elsewhere in this report.

General

Our amended certificate of incorporation that authorizes 50 million shares of common stock, par value $0.001 per share. As of February 2, 2016, and pending processing of the share cancellations discussed above there were approximately 40,000,000 shares of common stock outstanding, held of record by approximately 64 stockholders. For additional information, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Transactions” and “Principal Stockholders” elsewhere in this report.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share held of record on all matters properly submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any authorized and outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any authorized outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may authorize, designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Delaware Law

Certain provisions of Delaware law could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the Board of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

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Amended Certificate of Incorporation

Our authorized and unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee and consultant compensation. The existence of authorized but unissued shares of common stock could render more difficult, or discourage an attempt, to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The provisions of the Delaware General Corporation Law and our amended certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is traded on the OTC Markets, but is not currently listed on any national securities exchange or NASDAQ. Our common stock is current quoted under the symbol AHLL. We expect that our trading symbol will change in the near future as a result of our recent name change.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Registrar & Transfer Co. The transfer agent and registrar’s address is 342 E. 900 S., Salt Lake City, UT 84111.

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SHARES ELIGIBLE FOR FUTURE SALE

As of February 2, 2016, and pending processing of the share cancellations discussed above, we had outstanding approximately 40,000,000 shares of common stock. 39,574,777 of these shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Transactions” and “Principal Stockholders.”

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 under the Securities Act is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, none of our stockholders is currently able to sell shares of our common stock in reliance on Rule 144. Assuming we continue to meet the requirements set forth above, Rule 144 will become available to our stockholders one year after the date of this Report. Our stockholders may currently resell their shares of our common stock only pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to another exemption from registration.

Registration Rights

In connection with the American Merger, American Home Alliance Corporation and Peter Norman entered into a Conversion and Registration Rights Agreement, dated January 31, 2016 (the “Norman Registration Rights Agreement”). The Norman Registration Rights Agreement requires us to register, within 60 days of the closing of the American Merger, the resale of 1,600,000 shares of common stock which were issued upon conversion of a convertible note held by Mr. Norman. In addition, if within 8 months of the effective date of the registration statement covering the resale of Mr. Norman’s shares, Mr. Norman has sold all of such shares and received net proceeds of such sale of less than $350,000, we are obligated to issue Mr. Norman a number of shares equal in value to $350,000 less the total net proceeds received by Mr. Norman from the sale of shares described above. Third Rock is also entitled to registration rights under certain conditions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Transactions—Third Rock Convertible Note.” Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of registration, except for shares purchased by affiliates.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are incorporated under the laws of the State of Delaware.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the amended certificate of incorporation eliminates the liability of a director to the Registrant or the Registrant’s stockholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising under:

•	from any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law (or any successor provision); or
•	from any transaction from which the director derived an improper personal benefit.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

There is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We intend to obtain an insurance policy that covers our directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise, however we have not yet obtained such a policy.

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FINANCIAL STATEMENTS

See information contained in Item 9.01 below.

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Item 3.02 Unregistered Sales of Equity Securities

In connection with the American Merger, the previous shareholders of Ember received 37,974,777 shares of our common stock. The 37,974,777 shares of our common stock which were issued to the former holders of common stock of Ember on the effective date of the American Merger were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Further, pursuant to Conversion and Registration Rights Agreement with Peter Norman, we issued 1,600,000 shares of common stock to Mr. Norman in exchange for his release of a promissory note. These shares were also issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the effective time of the Acquisition, David G. Knott resigned as our Chief Executive Officer, Chief Financial Officer, and sole director. In addition, Mr. Knott resigned from our Board of Directors effective ten (10) days after mailing to shareholders our Schedule 14f-1 regarding the change in our board, which was filed with the Commission and mailed to shareholders of record on January 29, 2016. There was no known disagreement with Mr. Knott on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth herein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the subsequent subsidiary merger discussed herein, we changed our corporate name to “Ember Therapeutics, Inc.”

Item 5.06. Change in Shell Company Status

As a result of the American Merger and related transactions as described herein, we have ceased to be a “shell company” as defined in Rule 12b-2. The material terms of the transaction are described herein.

In addition, to the extent required under applicable regulations, the information contained in this Current Report is intended to provide "Form 10 information" within the meaning of Rule 144(i)(3) under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial statement schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBER THERAPEUTICS, INC.

Date: March 31, 2016	By:	/s/ Joseph Hernandez
Joseph Hernandez Executive Chairman
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EXHIBIT INDEX

Exhibit Number	Description
2.1 †	Agreement and Plan of Merger, dated January 31, 2016, by and among American Home Alliance Corporation, Ember Merger Sub, Inc. and Ember Therapeutics, Inc.
3.1 †	Amended Certificate of Incorporation
3.2 †	Certificate of Merger
4.1 †	Reference is made to Exhibits 3.1 through 3.2
#10.1 †	Consulting Agreement, dated May 14, 2014, by and between Mariel Therapeutics, Inc. and Joseph Hernandez
10.2 †	Asset Purchase Agreement, dated June 30, 2014, by and among Stryker Corporation, Stryker Biotech L.L.C. and Mariel Therapeutics, Inc.*
10.3 †	Amendment No. 1 to Asset Purchase Agreement, dated July 18, 2014, by and among Stryker Corporation, Stryker Biotech L.L.C. and Mariel Therapeutics, Inc.
10.4 †	Amendment No. 2 to Asset Purchase Agreement, dated August 4, 2014, by and among Stryker Corporation, Stryker Biotech L.L.C. and Mariel Therapeutics, Inc.
10.5 †	Second Amended and Restated Secured Promissory Note of Mariel Therapeutics, Inc. and Ember Therapeutics, Inc. in favor of Stryker Biotech L.L.C., dated August 3, 2015
10.6 †	Agreement and Plan of Merger, dated March 11, 2015, by and among Mariel Therapeutics, Inc., Ember Acquisition Corp. and Ember Therapeutics, Inc.
10.7 †	Convertible Promissory Note of Mariel Therapeutics, Inc. in favor of Third Rock Ventures II, L.P., dated March 11, 2015
10.8 †	Letter agreement, dated January 13, 2016, by and between Third Rock Ventures II, L.P. and Ember Therapeutics, Inc.
10.9 †	License Agreement, dated March 21, 2012, by and between Joslin Diabetes Center and Ember Therapeutics, Inc.*
10.10 †	Loan Agreement, dated August 3, 2015, by and between Knight Therapeutics, Inc. and Ember Therapeutics, Inc.
10.11 †	General Security Agreement, dated August 3, 2015, by and among Knight Therapeutics, Inc., Mariel Therapeutics, Inc. and Ember Therapeutics, Inc.
10.12 †	Guaranty of Mariel Therapeutics, Inc. in favor of Knight Therapeutics, Inc., dated August 3, 2014
10.13 †	Intercreditor and Subordination Agreement, dated August 3, 2015, by and among Stryker Biotech L.L.C., Stryker Corporation, Knight Therapeutics, Inc., Ember Therapeutics, Inc. and Mariel Therapeutics, Inc.
10.14 †	Distribution, License and Supply Agreement, dated August 3, 2015, by and between Knight Therapeutics, Inc. and Ember Therapeutics, Inc.*
10.15 †	Office Sharing Agreement, dated November 1, 2015, by and between Merriman Capital, Inc. and Mariel Advisors, LLC
10.16 †	Conversion and Registration Rights Agreement with Peter Norman
10.17 †	Indemnity Agreement with Peter Norman
21.1 †	Subsidiaries
99.1 †	Audited financial statements of Pre-Ember for the years ended December 31, 2014 and 2013 (acquired business)
99.2 †	Audited consolidated financial statements of Ember Therapeutics, Inc. formerly Mariel Therapeutics, Inc. for the period from inception (May 14, 2014) to December 31, 2014 and unaudited consolidated financial statements for the nine months ended September 30, 2015.
99.3 †	Unaudited Pro Forma financial statements

*	The Registrant has sought confidential treatment with respect to certain portions of this exhibit (INDICATED BY ASTERISKS). The omitted information has been separately submitted to the SEC.
#	Indicates a management contract or compensatory plan or arrangement.
†	Previously filed.
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